                                                                       EXECUTION





================================================================================



                      GREENWICH CAPITAL ACCEPTANCE, INC.,
                                   Depositor

                      THORNBURG MORTGAGE HOME LOANS, INC.
                                    Seller

                 WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,
                                Master Servicer

                            THE MURRAYHILL COMPANY,
                            Loss Mitigation Advisor

                           BANKERS TRUST (DELAWARE),
                               Delaware Trustee

                                      and

                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                             Trustee and Custodian

                        POOLING AND SERVICING AGREEMENT

                          Dated as of October 1, 2001

                      ----------------------------------



                  Thornburg Mortgage Securities Trust 2001-1

            Mortgage Loan Pass-Through Certificates, Series 2001-1

                               TABLE OF CONTENTS


                                   ARTICLE I

                       DEFINITIONS; DECLARATION OF TRUST

                                                                                                            PAGE
                                                                                                            ----
   Section 1.01.        Defined Terms.........................................................................4
   Section 1.02.        Declaration of Trust.................................................................38
   Section 1.03.        Accounting...........................................................................39

                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

   Section 2.01.        Conveyance of Mortgage Loans.........................................................39
   Section 2.02.        Acceptance by Trustee................................................................42
   Section 2.03.        Repurchase or Substitution of Mortgage Loans by the Seller...........................43
   Section 2.04.        Representations and Warranties of the Seller with Respect to the Mortgage Loans......46
   Section 2.05.        [Reserved]...........................................................................47
   Section 2.06.        Representations and Warranties of the Depositor......................................47
   Section 2.07.        Issuance of Certificates.............................................................48
   Section 2.08.        Representations and Warranties of the Seller.........................................49
   Section 2.09.        Covenants of the Seller..............................................................50

                                  ARTICLE III

           ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; LOSS
                              MITIGATION ADVISOR

   Section 3.01.        Master Servicer to Service and Administer the Loans..................................50
   Section 3.02.        Servicing Agreements Between Master Servicer and Servicers...........................52
   Section 3.03.        Successor Servicers..................................................................52
   Section 3.04.        Liability of the Master Servicer.....................................................52
   Section 3.05.        No Contractual Relationship Between Servicers and the Trustee or Certificateholders..53
   Section 3.06.        Assumption or Termination of Servicing Agreements by Trustee.........................53
   Section 3.07.        Collection of Certain Mortgage Loan Payments.........................................53
   Section 3.08.        Servicing Accounts...................................................................54
   Section 3.09.        Collection of Taxes, Assessments and Similar Items...................................54
   Section 3.10.        Collection Account and Distribution Account..........................................55
   Section 3.11.        Withdrawals from the Collection Account and Distribution Account.....................57
   Section 3.12.        Investment of Funds in the Accounts..................................................59
   Section 3.13.         [Reserved]..........................................................................60
   Section 3.14.        Maintenance of Hazard Insurance, Primary Insurance
                        Polices and Errors and Omissions and
                        Fidelity Coverage....................................................................60
   Section 3.15.        Enforcement of Due-On-Sale Clauses; Assumption Agreements............................62
   Section 3.16.        Realization upon Defaulted Mortgage Loans............................................63


                                      i

                                                                                                            PAGE
                                                                                                            ----
   Section 3.17.        Trustee to Cooperate; Release of Mortgage Files......................................65
   Section 3.18.        Servicing Compensation...............................................................66
   Section 3.19.        Reports to the Trustee; Collection Account Statements................................66
   Section 3.20.        Statement as to Compliance...........................................................66
   Section 3.21.        Independent Public Accountants' Servicing Report.....................................67
   Section 3.22.        Access to Certain Documentation; Filing of Reports by Trustee........................67
   Section 3.23.        Title, Management and Disposition of REO Property....................................67
   Section 3.24.        Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls......70
   Section 3.25.         [Reserved]..........................................................................71
   Section 3.26.         [Reserved]..........................................................................71
   Section 3.27.        [Reserved]...........................................................................71
   Section 3.28.        Representations and Warranties of the Master Servicer................................71
   Section 3.29.        Closing Certificate and Opinion......................................................73
   Section 3.30.        Duties of the Loss Mitigation Advisor................................................73
   Section 3.31.        Limitation Upon Liability of the Loss Mitigation Advisor.............................74
   Section 3.32.        Limitation on Liability of the Master Servicer.......................................74

                                  ARTICLE IV

                                 FLOW OF FUNDS

   Section 4.01.        Distributions........................................................................74
   Section 4.02.         [Reserved]..........................................................................77
   Section 4.03.        Allocation of Realized Losses........................................................77
   Section 4.04.        Statements...........................................................................78
   Section 4.05.        Remittance Reports; Advances.........................................................83
   Section 4.06.        Purchase of Certain Loans............................................................84

                                   ARTICLE V

                               THE CERTIFICATES

   Section 5.01.        The Certificates.....................................................................84
   Section 5.02.        Registration of Transfer and Exchange of Certificates................................85
   Section 5.03.        Mutilated, Destroyed, Lost or Stolen Certificates....................................90
   Section 5.04.        Persons Deemed Owners................................................................90
   Section 5.05.        Appointment of Paying Agent..........................................................90

                                   ARTICLE VI

             THE SELLER AND THE DEPOSITOR; RESIGNATION OF SERVICERS

   Section 6.01.        Liability of the Seller and the Depositor............................................91
   Section 6.02.        Merger or Consolidation of, or Assumption of the Obligations of, the Seller or the
                        Depositor............................................................................91
   Section 6.03.        [Reserved]...........................................................................91
   Section 6.04.        Resignation of Master Servicer, Servicers............................................91

                                  ARTICLE VII

                                    DEFAULT

   Section 7.01.        Master Servicer Event of Termination.................................................92



                                      ii


                                                                                                            PAGE
                                                                                                            ----
   Section 7.02.        Trustee to Act.......................................................................94
   Section 7.03.        Waiver of Master Servicer Event of Termination.......................................95
   Section 7.04.        Notification to Certificateholders...................................................95
   Section 7.05.        Consolidation or Merger of the Master Servicer.......................................95

                                 ARTICLE VIII

                                  THE TRUSTEE

   Section 8.01.        Duties of Trustee....................................................................95
   Section 8.02.        Certain Matters Affecting the Trustee................................................97
   Section 8.03.        Trustee Not Liable for Certificates, Mortgage Loans or Additional Collateral.........98
   Section 8.04.        Trustee May Own Certificates.........................................................99
   Section 8.05.        Trustee's Fees and Expenses..........................................................99
   Section 8.06.        Eligibility Requirements for Trustee................................................100
   Section 8.07.        Resignation or Removal of Trustee...................................................100
   Section 8.08.        Successor Trustee...................................................................101
   Section 8.09.        Merger or Consolidation of Trustee..................................................101
   Section 8.10.        Appointment of Co-Trustee or Separate Trustee.......................................101
   Section 8.11.        Limitation of Liability.............................................................103
   Section 8.12.        Trustee May Enforce Claims Without Possession of Certificates.......................103
   Section 8.13.        Suits for Enforcement...............................................................103
   Section 8.14.        Waiver of Bond Requirement..........................................................104
   Section 8.15.        Waiver of Inventory, Accounting and Appraisal Requirement...........................104
   Section 8.16.        Appointment of Custodians...........................................................104
   Section 8.17.        Delaware Trustee....................................................................104

                                  ARTICLE IX

                             REMIC ADMINISTRATION

   Section 9.01.        REMIC Administration................................................................107
   Section 9.02.        Prohibited Transactions and Activities..............................................109

                                   ARTICLE X

                                  TERMINATION

   Section 10.01.       Termination.........................................................................109
   Section 10.02.       Additional Termination Requirements.................................................110

                                  ARTICLE XI

                          DEPOSITION OF TRUST ASSETS

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

   Section 12.01.       Amendment...........................................................................111
   Section 12.02.       Recordation of Agreement; Counterparts..............................................112
   Section 12.03.       Limitation on Rights of Certificateholders..........................................113
   Section 12.04.       Governing Law; Jurisdiction.........................................................113


                                     iii

                                                                                                            PAGE
                                                                                                            ----
   Section 12.05.       Notices.............................................................................114
   Section 12.06.       Severability of Provisions..........................................................114
   Section 12.07.       Article and Section References......................................................114
   Section 12.08.       Notice to the Rating Agency.........................................................115
   Section 12.09.       Further Assurances..................................................................115
   Section 12.10.       Benefits of Agreement...............................................................115
   Section 12.11.       Acts of Certificateholders..........................................................116


EXHIBITS AND SCHEDULES:
----------------------

Exhibit A         Form of Senior Certificates................................................................A-1
Exhibit B         Forms of Residual Certificate..............................................................B-1
Exhibit C         Form of Subordinate Certificates...........................................................C-1
Exhibit D         Form of Class X Certificates...............................................................D-1
Exhibit E         Form of Reverse of the Certificates........................................................E-1
Exhibit F         [Reserved].................................................................................F-1
Exhibit G-1       Form of Trustee's Initial Certification..................................................G-1-1
Exhibit G-2       Form of Trustee's Final Certification....................................................G-2-1
Exhibit G-3       Form of Receipt of Mortgage Note.........................................................G-3-1
Exhibit H         Form of Lost Note Affidavit................................................................H-1
Exhibit I         Form of ERISA Representation...............................................................I-1
Exhibit J         Form of Investment Letters.................................................................J-1
Exhibit K         Form of Transferor Certificate.............................................................K-1
Exhibit L         Form of Residual Certificate Transfer Affidavit............................................L-1


Schedule I        Mortgage Loan Schedule

         This Pooling and Servicing Agreement is dated as of October 1, 2001 (the "AGREEMENT"), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the "DEPOSITOR"), THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation, as seller (the "SELLER"), WASHINGTON MUTUAL MORTGAGE SECURITIES CORP., a Delaware corporation, as master servicer (the "MASTER SERVICER"), THE MURRAYHILL COMPANY, a Colorado corporation, as loss mitigation advisor (the "LOSS MITIGATION ADVISOR"), BANKERS TRUST (Delaware), a Delaware banking corporation (the "DELAWARE TRUSTEE") and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as trustee (the "TRUSTEE").

                            PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates (collectively, the "CERTIFICATES"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of ten classes of certificates, designated as (i) the Class A Certificates, (ii) the Class X Certificates, (iii) the Class A-R Certificate, (iv) the Class LTA-R Certificate, (v) the Class B-1 Certificates, (vi) the Class B-2 Certificates, (vii) the Class B-3 Certificates, (viii) the Class B-4 Certificates, (ix) the Class B-5 Certificates and (x) the Class B-6 Certificates.

         For federal income tax purposes, the Trust Fund will consist of two REMICs, the Lower Tier REMIC and the Upper Tier REMIC. The "LOWER TIER REMIC" will hold as its assets all of the assets constituting the Trust Fund and will issue the "LOWER TIER REMIC REGULAR INTERESTS" (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTA-R Certificate, which will be the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. On each Distribution Date, following the allocation of Realized Losses and payments of principal, each Lower Tier REMIC Interest will have a principal balance equal to that of its Upper Tier REMIC Corresponding Class.

         The "UPPER TIER REMIC" will hold as its assets the Lower Tier REMIC Regular Interests and will issue the Regular Certificates (which will represent the "regular interests" in the Upper Tier REMIC) and the Class A-R Certificate, which will represent the single "residual interest" in the Upper Tier REMIC.

         All REMIC regular and residual interests created hereby will be retired on or before the Latest Possible Maturity Date.

         The following table irrevocably sets forth the designation, the Uncertificated Lower Tier REMIC Pass-Through Rate, the initial Uncertificated Principal Balance, the Upper Tier REMIC Corresponding Class and the allocation of principal and interest for each of the Lower Tier REMIC Regular Interests, each of which is hereby designated as a REMIC regular interest for purposes of the REMIC Provisions. None of the Lower Tier REMIC Regular Interests will be certificated.


                            INITIAL
                        UNCERTIFICATED        UNCERTIFICATED
                           PRINCIPAL          LOWER TIER REMIC     ALLOCATION OF       ALLOCATION OF      UPPER TIER REMIC
DESIGNATION                 BALANCE          PASS-THROUGH RATE       PRINCIPAL           INTEREST       CORRESPONDING CLASS
-------------------- ---------------------- ------------------- ------------------ ------------------- --------------------
Class L-A-1             $495,259,000.00            (1)               Class A            Class A, X               A
Class L-A-2             $     100.00.00            (1)               Class A-R          Class A-R          Class A-R
Class L-B-1             $  5,118,000.00            (1)               Class B-1          Class B-1               B-1
Class L-B-2             $  4,095,000.00            (1)               Class B-2          Class B-2               B-2
Class L-B-3             $  3,327,000.00            (1)               Class B-3          Class B-3               B-3
Class L-B-4             $  1,279,000.00            (1)               Class B-4          Class B-4               B-4
Class L-B-5             $  1,023,000.00            (1)               Class B-5          Class B-5               B-5
Class L-B-6             $  1,795,271.60            (1)               Class B-6          Class B-6               B-6
Class LTA-R                       (2)              (2)               N/A                N/A                     N/A


========

(1)      Calculated pursuant to the definition of "Net WAC".

(2) The Class LTA-R Certificate will not have a principal balance or stated pass-through rate, but will be entitled solely to distributions of Residual Funds and any amounts remaining in the Lower Tier REMIC after all required distributions have been made on the Lower Tier Regular Interests.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance or Original Class Certificate Notional Balance for each Class of Certificates comprising the interests in the Upper Tier REMIC created hereunder each of which, except for the Class A-R Certificate, is hereby designated a REMIC regular interest for purposes of the REMIC Provisions:


                                  Original Class
                               Certificate Principal          Pass-Through
        Class                         Balance                      Rate
---------------------          -----------------------      ------------------
Class A                            $495,259,000.00                 (1)
Class X                                (2)                         (2)
Class A-R                          $        100.00                 (3)
Class B-1                          $  5,118,000.00                 (3)
Class B-2                          $  4,095,000.00                 (3)
Class B-3                          $  3,327,000.00                 (3)
Class B-4                          $  1,279,000.00                 (3)
Class B-5                          $  1,023,000.00                 (3)
Class B-6                          $  1,795,271.60                 (3)

(1) Through the Crossover Date, the Class A Certificates shall bear interest at a per annum rate equal to the lesser of (x) 4.67%, and
         (y) the Net WAC. On each Distribution Date thereafter, the Class A Certificates shall bear interest at a per annum rate equal to the Net WAC for such date

(2) The Class X Certificates will have no principal balance and will bear interest calculated pursuant to the definition of Class X Certificate Pass-Through Rate on the Class Certificate Notional Balance thereof.

(3)      Calculated pursuant to the definition of Net WAC. ARTICLE I

                       DEFINITIONS; DECLARATION OF TRUST

    SECTION 1.01.     Defined Terms.
                      -------------

     Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months.

     "1933 ACT": The Securities Act of 1933, as amended.

     "ACCOUNT": Either the Collection Account or the Distribution Account.

     "ACCRUAL PERIOD": With respect to each Distribution Date and any Class of Certificates, the calendar month prior to the month of that Distribution Date.

     "ADDITIONAL COLLATERAL": With respect to any Additional Collateral Mortgage Loan, the marketable securities subject to a security interest pursuant to the related pledge agreement.

     "ADDITIONAL COLLATERAL MORTGAGE LOAN": Each Mortgage Loan identified as such in the Mortgage Loan Schedule and as to which Additional Collateral is then required to be provided as security therefor.

     "ADJUSTMENT DATE": With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

     "ADVANCE": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.05.

     "ADVERSE REMIC EVENT": As defined in Section 9.01(f) hereof.

     "AFFILIATE": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "AGREEMENT": This Pooling and Servicing Agreement, dated as of October 1, 2001, as amended, supplemented and otherwise modified from time to time.

     "AGGREGATE SENIOR PERCENTAGE": As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Senior Certificates and the denominator of which is the Pool Balance for such Distribution Date, but in no event greater than 100%.

     "AGGREGATE SUBORDINATE PERCENTAGE": As to any Distribution Date, the difference between 100% and the Aggregate Senior Percentage for such Distribution Date, but in no event less than zero.

     "APPLICABLE CREDIT SUPPORT PERCENTAGE": As defined in Section 4.01(e).

     "ASSIGNMENT": As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

     "AVAILABLE FUNDS": As to any Distribution Date, an amount equal to (i) the sum of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date), (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received
(x) for the first Distribution Date, during the period from the Cut-Off Date through November 14, 2001, and (y) for any Distribution Date thereafter, the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date, (d) the aggregate of any amounts of Compensating Interest deposited in the Collection Account by the Master Servicer for that Distribution Date, (e) the aggregate of the Purchase Prices, Substitution Adjustments and amounts collected for purchases pursuant to Section 4.06 deposited in the Collection Account during the related Prepayment Period, (f) the aggregate of any Advances made by the Master Servicer for that Distribution Date, (g) the aggregate of any Advances made by the Trustee for that Distribution Date pursuant to Section 7.02 hereof and (h) the Termination Price on the Distribution Date on which the Trust is terminated; minus (ii) the sum of (x) amounts in reimbursement for Advances previously made in respect of the Mortgage Loans and other amounts as to which the Master Servicer is entitled to be reimbursed pursuant to Section 3.11, (y) the amount payable to the Trustee pursuant to Section 8.05 and (z) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

     "BANKRUPTCY CODE": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

     "BANKRUPTCY COVERAGE TERMINATION DATE": The date on which the Bankruptcy Loss Coverage Amount is reduced to zero.

     "BANKRUPTCY LOSS": With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction.

     "BANKRUPTCY LOSS COVERAGE AMOUNT": As of any Determination Date, the Initial Bankruptcy Loss Coverage Amount as reduced by the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-Off Date; provided, however, that the Bankruptcy Loss Coverage Amount may also be reduced pursuant to a letter from the Rating Agency to the

Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned by the Rating Agency to the Classes of Senior Certificates.

     "BASE VALUE": With respect to any Mortgage Loan for which Additional Collateral has been pledged, the value of the Additional Collateral as determined with respect to that Mortgage Loan in accordance with the applicable underwriting guidelines.

     "BOOK-ENTRY CERTIFICATES": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

     "BUSINESS DAY": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Illinois, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     "CERTIFICATE": Any Regular Certificate or Residual Certificate.

     "CERTIFICATEHOLDER" or "HOLDER": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

     "CERTIFICATE GUARANTY SURETY BOND": With respect to the Additional Collateral Mortgage Loans acquired by the Seller from MSDWCC, the Limited Purpose Surety Bond (No. ABO240BE) issued by the Surety.

     "CERTIFICATE NOTIONAL BALANCE": With respect to a Class X Certificate and any date of determination, the product of (i) the Percentage Interest represented by such Class X Certificate and (ii) the Class Certificate Notional Balance of such Class X Certificate.

     "CERTIFICATE OF TRUST": The certificate of trust filed with the Delaware Secretary of State in respect of the Trust pursuant to Section 3810 of the DBTA.

     "CERTIFICATE OWNER": With respect to each Book-Entry Certificate, any beneficial owner thereof.

     "CERTIFICATE PRINCIPAL BALANCE": As to any Distribution Date, with respect to each Certificate of a given Class other than the Class X Certificates, the Class Certificate Principal Balance of such Class multiplied by the applicable Percentage Interest of such Certificate.

     "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

     "CLASS": Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     "CLASS A CERTIFICATE": Any of the Class A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A, evidencing the ownership of a "regular interest" in the Upper Tier REMIC and representing the right to distributions as set forth herein and therein.

     "CLASS A-R CERTIFICATE": The Class A-R Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of "residual interests" in the Upper Tier REMIC and representing the right to distributions as set forth herein and therein.

     "CLASS B-1 CERTIFICATE": Any of the Class B-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a "regular interest" in the Upper Tier REMIC and representing the right to distributions as set forth herein and therein.

     "CLASS B-2 CERTIFICATE": Any of the Class B-2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a "regular interest" in the Upper Tier REMIC and representing the right to distributions as set forth herein and therein.

     "CLASS B-3 CERTIFICATE": Any of the Class B-3 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a "regular interest" in the Upper Tier REMIC and representing the right to distributions as set forth herein and therein.

     "CLASS B-4 CERTIFICATE": Any of the Class B-4 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a "regular interest" in the Upper Tier REMIC and representing the right to distributions as set forth herein and therein.

     "CLASS B-5 CERTIFICATE": Any of the Class B-5 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a "regular interest" in the Upper Tier REMIC and representing the right to distributions as set forth herein and therein.

     "CLASS B-6 CERTIFICATE": Any of the Class B-6 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a "regular interest" in the Upper Tier REMIC and representing the right to distributions as set forth herein and therein.

     "CLASS LTA-R CERTIFICATE": The Class LTA-R Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the ertificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of "residual interests" in the Lower Tier REMIC and representing the right to distributions as set forth herein and therein.

     "CLASS CERTIFICATE PRINCIPAL BALANCE": As to any Distribution Date, with respect to any Class of Certificates other than the Class X Certificates, the Original Class Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all pior Distribution Dates, (y) all Realized Losses, including Bankruptcy Losses, Special Hazard Losses, Fraud Losses and Excess Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount.

     "CLASS CERTIFICATE NOTIONAL BALANCE": As of any Distribution Date trough the Crossover Date, with respect to the Class X Certificates, an amount equal to the Class Certificate Principal Balance of the Class A Certificates for such Distribution Date; as to any Distribution Date thereafter, zero.

     "CLASS SUBORDINATION PERCENTAGE": With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Certificate Principal Balance of uch Class immediately before such Distribution Date and the denominator of wich is the aggregate of the Class Certificate Principal Balances of all Classes of Certificates immediately before such Distribution Date.

     "CLASS X CERTIFICATE": Any one of the Class X Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit D, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

     "CLASS X CERTIFICATE PASS-THROUGH RATE": With respect to the Class X Certificates and any Distribution Date through the Crossover Date, the Net WAC for such Distribution Date minus the Class A Certificate Pass-Through Rate for such Distribution Date; with respect to each Distribution Date thereafter, zero.

     "CLOSE OF BUSINESS": As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

     "CLOSING DATE": November 1, 2001.

     "CODE": The Internal Revenue Code of 1986, as amended.

     "COLLECTION ACCOUNT": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10, which shall be entitled "Washington Mutual Mortgage Securities Corp., as Master Servicer for Bankers Trust Company of California, N.A., as Trustee, in trust for the registered Holders of Thornburg Mortgage Securities Trust 2001-1, Mortgage Pass-Through Certificates Series 2001-1" and which must be an Eligible Account.

     "COMMISSION": U.S. Securities and Exchange Commission.

     "COMPENSATING INTEREST": With respect to any Distribution Date, the lesser of (i) the sum of (a) the aggregate Master Servicing Fee, (b) the aggregate Payoff Earnings and (c) the aggregate Payoff Interest and (ii) the aggregate Uncollected Interest, in each case, for such date.

     "COMPENSATING INTEREST PAYMENT": With respect to any Distribution Date, Compensating Interest.

     "CONVERTED LOAN": Any Mortgage Loan as to which the Mortgagor thereunder has exercised its right under the related Mortgage Note to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

     "COOPERATIVE CORPORATION": The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

     "COOPERATIVE LOAN": Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

     "COOPERATIVE LOAN DOCUMENTS": As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

     "COOPERATIVE PROPERTY": The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

     "COOPERATIVE SHARES": Shares issued by a Cooperative Corporation.

     "COOPERATIVE UNIT": A single family dwelling located in a Cooperative Property.

     "CORPORATE TRUST OFFICE": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: Thornburg 2001-1 TM0101, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Seller.

     "CORRESPONDING CLASS": With respect to each Lower Tier REMIC Regular Interest, the Upper Tier REMIC Corresponding Class set forth in the Preliminary Statement.

     "CROSSOVER DATE": The Distribution Date in April 2006.

     "CURTAILMENT": Any partial prepayment of principal on a Mortgage Loan.

     "CURTAILMENT SHORTFALL": With respect to any Curtailment, an amount equal to one month's interest on such Curtailment at the applicable Net Loan Rate on such Mortgage Loan.

     "CUSTODIAN": Bankers Trust Company of California, N.A., and its successors acting as custodian of the Mortgage Files.

     "CUT-OFF DATE": With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business in New York City on October 1, 2001. With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

     "CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE": The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans.

     "CUT-OFF DATE PRINCIPAL BALANCE": With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-Off Date whether or not received as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

     "DBTA": The Delaware Business Trust Act (12 Del. C.ss. 3801 et seq.), as amended from time to time. -- ---

     "DEBT SERVICE REDUCTION": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

     "DEFICIENT VALUATION": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "DEFINITIVE CERTIFICATES": Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(c) hereof.

     "DELAWARE TRUSTEE": The entity identified as such in the Recitals hereof and its successors.

     "DELETED MORTGAGE LOAN": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

     "DELINQUENT": Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

     "DEPOSITOR": Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

     "DEPOSITORY": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "DEPOSITORY PARTICIPANT": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "DETERMINATION DATE": A day not later than the 10th day preceding the related Distribution Date, as determined by the Master Servicer.

     "DIRECTLY OPERATE": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by either REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "DISQUALIFIED ORGANIZATION": A "disqualified organization" defined in
Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in the Residual Certificates by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificates to such Person.

     "DISTRIBUTION ACCOUNT": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) hereof which shall be entitled "Distribution Account, Bankers Trust Company of California, N.A., as Trustee, in trust for the registered Certificateholders of Thornburg Mortgage Securities Trust 2001-1, Mortgage Loan Pass-Through Certificates, Series 2001-1" and which must be an Eligible Account.

     "DISTRIBUTION ACCOUNT INCOME": As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

     "DISTRIBUTION DATE": The twenty-fifth day of the month, or, if such day is not a Business Day, the next Business Day commencing in November 2001.

     "DISTRIBUTION DATE STATEMENT": As defined in Section 4.04(a) hereof.

     "DUE DATE": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which that Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

     "DUE PERIOD": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

     "ELIGIBLE ACCOUNT": Any of

         (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of the Rating Agency at the time any amounts are held on deposit therein;

         (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to the Rating Agency, the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

         (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

         (iv) an account otherwise acceptable to the Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from the Rating Agency to the Trustee. Eligible Accounts may bear interest.

     "EMPLOYEE LOAN": Any Mortgage Loan identified as such in the Mortgage Loan Schedule and which was originated by the Seller, which provides for an increase in the Loan Rate thereof in the event of the change of employment of the Mortgagor thereunder.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA-RESTRICTED CERTIFICATES": The Residual Certificates and any Certificate that does not satisfy the applicable rating requirement under the Underwriter's Exemption.

         "ESCROW PAYMENT ACCOUNT": Any one of the accounts described in
Section 3.09.

         "ESCROW PAYMENTS": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         "EXCESS LOSS": With respect to the Mortgage Loans, the amount of any
(i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

         "EXPENSE FEE RATE": With respect to any Mortgage Loan, the per annum rate at which the Expense Fee accrues for such Mortgage Loan as set forth in the Mortgage Loan Schedule.

         "EXPENSE FEE" With respect to any Mortgage Loan, the sum of (w) the Retained Rate, if any, (x) the Master Servicing Fee, (y) the Servicing Fee with respect to the related Servicer and (z) the Trustee Fee for such Mortgage Loan.

         "FANNIE MAE": The Federal National Mortgage Association or any successor thereto.

         "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

         "FINAL RECOVERY DETERMINATION": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or by the Master Servicer pursuant to or as contemplated by Section 2.03, 3.16, 4.06 and 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer expects to be finally recoverable in respect thereof have been so recovered.

         "FIVE-YEAR CMT": The weekly average yield on United States Treasury securities adjusted to a constant maturity of five years as published by the Federal Reserve Board in Statistical Release H.15(519).

         "FIVE-YEAR CMT INDEXED": Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the Five-Year CMT Index.

         "FRAUD LOAN": A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

         "FRAUD LOSS COVERAGE AMOUNT": As of the Closing Date, $10,237,927, subject to reduction from time to time by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-Off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-Off Date, to an amount equal to the lesser of (i) 1.00% of the then current Pool Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-Off Date (or, in the case of the first anniversary, as of the Cut-Off
Date) over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary or the Cut-Off Date, as the case may be; and (b) on the fifth anniversary of the Cut-Off Date, to zero; provided, however, that the Fraud Loss Coverage Amount may also be reduced pursuant to a letter from the Rating Agency to the Trustee to the effect that any such reduction will not result in the downgrading of the then current ratings assigned by such Rating Agency to the Classes of Senior Certificates.

         "FRAUD LOSS COVERAGE TERMINATION DATE": The date on which the Fraud Loss Coverage Amount is reduced to zero.

         "FRAUD LOSSES": Realized Losses on any Mortgage Loans sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with that Mortgage Loan.

         "FREDDIE MAC": The Federal Home Loan Mortgage Corporation or any successor thereto.

         "GROSS MARGIN": With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

         "INDEPENDENT": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, and (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or any Affiliate thereof.

         "INDEPENDENT CONTRACTOR": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to either REMIC within the meaning of Section 856(d)(3) of the Code if the related REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as either REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and the related REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "INDEX": With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

         "INITIAL BANKRUPTCY LOSS COVERAGE AMOUNT": $100,000.

         "INITIAL CERTIFICATE PRINCIPAL BALANCE": With respect to any Certificate other than a Class X or Class LTA-R Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

         "INITIAL CERTIFICATE NOTIONAL BALANCE": With respect to any Class X Certificate, the amount designated "Initial Certificate Notional Balance" on the face thereof.

         "INSURANCE PROCEEDS": With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "INTEREST DISTRIBUTABLE AMOUNT": With respect to any Distribution Date and each Class of Certificates, the sum of (i) the Monthly Interest Distributable Amount for that Class and (ii) the Unpaid Interest Shortfall Amount for that Class .

         "LATE COLLECTIONS": With respect to any Mortgage Loan and any Distribution Date, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

         "LATEST POSSIBLE MATURITY DATE": As determined as of the Cut-Off Date, the Distribution Date following the fifth anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-Off Date.

         "LIQUIDATED MORTGAGE LOAN": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

         "LIQUIDATION EVENT": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the related Servicing Agreement.

         "LIQUIDATION PROCEEDS": With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the related Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the related Servicing Agreement; provided that (i) with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the related Servicing Agreement, "Liquidation Proceeds" shall also include amounts realized in connection with such repurchase, substitution or sale and (ii) with respect to a defaulted Additional Collateral Mortgage Loan, "Liquidation Proceeds" shall also include the amount realized on the related Additional Collateral with respect to such Mortgage Loan.

         "LOAN RATE": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

         "LOAN-TO-COLLATERAL VALUE RATIO": With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination less the Base Value of any related Additional Collateral and the denominator of which is the Value of the related Mortgaged Property.

         "LOAN-TO-VALUE RATIO": With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

         "LOSS MITIGATION ADVISOR": The Murrayhill Company, a Colorado corporation, and its successors and assigns.

         "LOST NOTE AFFIDAVIT": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

         "LOWER TIER REMIC": As defined in the Preliminary Statement.

         "LOWER TIER REMIC REGULAR INTEREST": As defined in the Preliminary Statement.

         "MAJORITY CERTIFICATEHOLDERS": The Holders of Certificates evidencing at least 51% of the Voting Rights.

         "MASTER SERVICER": Washington Mutual Mortgage Securities Corp., or any successor Master Servicer appointed as herein provided.

         "MASTER SERVICER'S ACCOUNT." The account designated as such and described in Section 3.10(a).

         "MASTER SERVICER EVENT OF TERMINATION": In respect of the Master Servicer, one or more of the events (howsoever described) set forth in Section
7.01 hereof as an event or events upon the occurrence and continuation of which the Trustee is entitled to terminate the appointment of such Master Servicer.

         "MASTER SERVICER REMITTANCE DATE": No later than the Close of Business New York City time one Business Day after each Servicer Remittance Date; provided, however in no event shall the Master Servicer Remittance Date be later than the Business Day immediately preceding the Distribution Date.

         "MASTER SERVICING FEE": As to any Distribution Date and each related Mortgage Loan, an amount equal to the product of the applicable Master Servicing Fee Rate and the outstanding principal balance of such Mortgage Loan as of the first day of the related Due Period. The Master Servicing Fee for any Mortgage Loan shall be payable in respect of any Distribution Date solely from the interest portion of the Monthly Payment or other payment or recovery with respect to such Mortgage Loan.

         "MASTER SERVICING FEE RATE": 0.02% per annum.

         "MAXIMUM LOAN RATE": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

         "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         "MERS MORTGAGE LOAN": Any Mortgage Loan registered with MERS on the MERS System.

         "MERS(R) SYSTEM": The system of recording transfers of mortgages electronically maintained by MERS.

         "MIN": The Mortgage Identification Number for any MERS Mortgage Loan.

         "MOM LOAN": Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         "MONTHLY INTEREST DISTRIBUTABLE AMOUNT": With respect to each Class of Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Class Certificate Principal Balance or Class Certificate Notional Balance, as applicable, of that Class immediately prior to that Distribution Date.

         "MONTHLY PAYMENT": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to the applicable provisions of the related Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "MOODY'S": Moody's Investors Service, Inc. and its successors.

         "MORTGAGE": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "MORTGAGE FILE": The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "MORTGAGE LOAN": Each mortgage (including Cooperative Loans) loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "MORTGAGE LOAN PURCHASE AGREEMENT": The Agreement between the Seller and the Depositor, dated as of October 1, 2001, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

         "MORTGAGE LOAN SCHEDULE": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

                (i) the Mortgage Loan identifying number;

                (ii) the Mortgagor's name;

                (iii) the street address of the Mortgaged Property including the state and five-digit ZIP code;

                (iv) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

                (v) a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling,
(b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

                (vi) if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-Off Date;

                (vii) the original months to maturity;

                (viii) the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

                (ix) the Loan-to-Value Ratio at origination;

                (x) the value of any Additional Collateral at origination;

                (xi) the Loan-to-Collateral Value Ratio at origination;

                (xii) the Loan Rate in effect immediately following the Cut-Off Date;

                (xiii) the date on which the first Monthly Payment is or was due on the Mortgage Loan;

                (xiv) the stated maturity date;

                (xv) the Master Servicing Fee Rate and the Servicing Fee Rate, if any;

                (xvi) whether such loan is an Additional Collateral Mortgage Loan or an Employee Loan;

                (xvii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                (xviii) the original principal balance of the Mortgage Loan;

                (xix) the Stated Principal Balance of the Mortgage Loan on the Cut-Off Date and a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                (xx) the Index and Gross Margin specified in related Mortgage Note;

                (xxi) the next Adjustment Date, if applicable;

                (xxii) the Maximum Loan Rate, if applicable;

                (xxiii) the Value of the Mortgaged Property;

                (xxiv) the sale price of the Mortgaged Property, if applicable;

                (xxv) the product code;

                (xxvi) Expense Fee Rate therefor;

                (xxvii) the Servicer, if any, that is servicing each Mortgage
Loan

         The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage

Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

     "MORTGAGE NOTE": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "MORTGAGED PROPERTY": Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

     "MORTGAGOR": The obligor on a Mortgage Note.

     "MSDWCC": Morgan Stanley Dean Witter Credit Corporation, a Delaware corporation, and its successors and assigns.

     "NET LIQUIDATION PROCEEDS": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, related Servicing Advances, Master Servicing Fee, related Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

     "NET LOAN RATE": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate, Master Servicing Fee Rate, Trustee Fee Rate and Retained Rate, if any.

     "NET WAC": With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Mortgage Loans, weighted on the basis of the related Principal Balances as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Cut-Off Date).

     "NONRECOVERABLE ADVANCE": The determination by the Master Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance in respect of thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

     "OFFICERS' CERTIFICATE": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable.

     "ONE-MONTH LIBOR": The average of interbank offered rates for one month U.S. dollar deposits in the London market based on quotations of major banks.

     "ONE-MONTH LIBOR INDEXED": Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Month LIBOR Index.

     "ONE-YEAR CMT": The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

     "ONE-YEAR CMT INDEXED": Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Year CMT Index.

     "ONE-YEAR LIBOR": The average of interbank offered rates for one-year U.S. dollar deposits in the London market based on quotations of major banks.

     "ONE-YEAR LIBOR INDEXED": Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Year LIBOR Index.

     "OPINION OF COUNSEL": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Seller, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper Tier REMIC or Lower Tier REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

     "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE": With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

          Class B-1               3.25%
          Class B-2               2.25
          Class B-3               1.45
          Class B-4               0.80
          Class B-5               0.55
          Class B-6               0.35


     "ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE": With respect to each Class of Certificates, other than the Class LTA-R or Class X Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

     "ORIGINAL CLASS CERTIFICATE NOTIONAL BALANCE" With respect to the Class X Certificates, $495,259,000.

     "ORIGINAL SUBORDINATED PRINCIPAL BALANCE": The aggregate of the Original Class Certificate Principal Balances of the Classes of Subordinate Certificates.

     "OTS": The Office of Thrift Supervision.

     "OUTSTANDING MORTGAGE LOAN": As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

     "OWNERSHIP INTEREST": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "PASS-THROUGH RATE": With respect to each Class of Certificates and any Distribution Date, the rate set forth for such Class in the Preliminary Statement.

     "PAYING AGENT": Any paying agent appointed pursuant to Section 5.05 hereof.

     "PAYOFF": Any Mortgagor payment (exclusive of any prepayment penalty) of principal on a Mortgage Loan equal to the entire outstanding Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

     "PAYOFF EARNINGS": For any Distribution Date with respect to each Mortgage Loan on which a Payoff was received by the Master Servicer during the Prepayment Period, the aggregate of the interest earned by the Master Servicer from investment of each such Payoff from the date of receipt of such Payoff until the Master Servicer Remittance Date (net of investment losses).

     "PAYOFF INTEREST": For any Distribution Date with respect to a Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Net Loan Rate from the first day of the month of distribution through the day of receipt thereof; to the extent (together with Payoff Earnings and the aggregate Master Servicing
Fee) not required to be distributed as Compensating Interest on such Distribution Date, Payoff Interest shall be payable to the Master Servicer as additional servicing compensation.

     "PAYOFF PERIOD": With respect to any Distribution Date, the period from the first day of the month of such Distribution Date through the fourteenth day of such month.

     "PERCENTAGE INTEREST": With respect to any Certificate other than a Residual Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Certificate Notional Balance, as applicable, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Certificate Notional Balance, as applicable, of the related Class. With respect to each Class of Residual Certificates, 100%.

     "PERMITTED INVESTMENTS": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Seller, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of
         1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     "PERMITTED TRANSFEREE": Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

     "PERSON": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PHYSICAL CERTIFICATES": The Private Certificates and the Residual Certificates.

     "POOL BALANCE": As to any Distribution Date, the aggregate of the Principal Balances, as of the Due Date in the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans that were Outstanding Mortgage Loans on that Due Date.

     "PREPAYMENT ASSUMPTION": 25% CPR, as defined in the Prospectus
Supplement.

     "PREPAYMENT PERIOD": With respect to any Distribution Date other than the initial Distribution Date, the period commencing on the 15th day of the month preceding the month in which such Distribution Date occurs and ending on the 14th day of the month in which such Distribution Date occurs. With respect to the initial Distribution Date, the period commencing on the Cut-off Date and ending on November 14, 2001.

     "PRIMARY INSURANCE POLICY": Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

     "PRINCIPAL BALANCE": As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-Off Date Principal Balance, minus all collections or Advances credited against the Principal Balance of such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

     "PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) by the Master Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans, (f) the principal portion of all partial and full principal prepayments of Mortgage Loans applied by the Master Servicer during the related Prepayment Period, and (g) on the Distribution Date on which the Trust is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal.

     "PRINCIPAL PREPAYMENT": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     "PRIVATE CERTIFICATES": The Class B-4, Class B-5, Class B-6 and Class LTA-R Certificates.

     "PRIVATE PLACEMENT MEMORANDUM": The Private Placement Memorandum dated October 29, 2001 relating to the initial sale of the Class B-4, Class B-5 and Class B-6 Certificates.

     "PRO RATA SENIOR PERCENTAGE": With respect to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Senior Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Balance for such Distribution Date.

     "PRO RATA SHARE": As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinated Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinated Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Certificate Principal Balance of that Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of all the Classes of Subordinate Certificates.

     "PROPRIETARY LEASE": With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

     "PROSPECTUS": The Prospectus Supplement, together with the accompanying prospectus dated October 29, 2001, relating to each Class.

     "PROSPECTUS SUPPLEMENT": That certain Prospectus Supplement dated October 29, 2001 relating to the initial sale of the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

     "PURCHASE PRICE": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16 or
Section 10.01 hereof, and as confirmed by an Officers' Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Net Loan Rate from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Master Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01 hereof, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Net Loan Rate from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance

Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section
4.04 hereof, plus (iii) any unreimbursed Servicing Advances and Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, and plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to
Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation.

     "QUALIFIED INSURER": A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii) have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a loan-to-value ratio and a loan-to-collateral value ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio and the Loan-to-Collateral Value Ratio, respectively, of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity, the loan-to-value ratios described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

     "RATING AGENCY": Moody's, and any successors thereto. If the agency or its successors shall no longer be in existence, "Rating Agency" shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

     "REALIZED LOSS": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

     "RECOGNITION AGREEMENT": With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

     "RECORD DATE": With respect to each Distribution Date and all Classes of Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs, except that, for the first Distribution Date the Record Date shall be the Closing Date.

     "REFINANCING MORTGAGE LOAN": Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

     "REGULAR CERTIFICATE": Any Class A, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificate.

     "RELIEF ACT": The Soldiers' and Sailors Civil Relief Act of 1940, as amended.

     "RELIEF ACT REDUCTIONS": With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

     "REMIC PROVISIONS": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMITTANCE REPORT": As defined in Section 4.04(d).

     "RENTS FROM REAL PROPERTY": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO ACCOUNT": The account or accounts maintained by a Servicer in respect of an REO Property pursuant to the related Servicing Agreement.

     "REO DISPOSITION": The sale or other disposition of an REO Property on behalf of the Trust Fund.

     "REO IMPUTED INTEREST": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

     "REO PRINCIPAL AMORTIZATION": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the related Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the applicable Servicer pursuant to the applicable provisions of the related Servicing Agreement for unpaid Master Servicing Fees and Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over
(b) the REO Imputed Interest in respect of such REO Property for such calendar month.

     "REO PROPERTY": A Mortgaged Property acquired by the applicable Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the related Servicing Agreement.

     "REQUEST FOR RELEASE": A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

     "RESIDENTIAL DWELLING": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home,
(v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

     "RESIDUAL CERTIFICATES": Any of the Class A-R or Class LTA-R
Certificates.

     "RESIDUAL FUNDS": As defined in Section 3.12(c) hereof.

     "RESPONSIBLE OFFICER": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "RESTRICTED CLASSES": As defined in Section 4.01(e).

     "RETAINED INTEREST": As to any Employee Loans and each Distribution Date, interest accrued on the principal balance thereof at the Retained Rate.

     "RETAINED RATE": As to any Employee Loan as to which the Loan Rate payable by the Mortgagor thereof has been increased in accordance with its terms by reason of the change of employment of such Mortgagor, a per annum rate equal to the amount of such increase.

     "SECURITY AGREEMENT": With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

     "SELLER": Thornburg, in its capacity as seller under this Agreement.

     "SENIOR CERTIFICATE": Any one of the Class A, Class A-R or Class X Certificates.

     "SENIOR CERTIFICATEHOLDER": Any Holder of a Senior Certificate.

     "SENIOR PERCENTAGE": Except as described below, with respect to any Distribution Date before November 2011, 100%. The Senior Percentage for any Distribution Date occurring (i) before November 2011 but in or after October 2004 on which the Two Times Test is satisfied, or (ii) in or after November 2011, is the Pro Rata Senior Percentage. If the Two Times Test is satisfied prior to October 2004, the Senior Percentage is the Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage.

     "SENIOR PREPAYMENT PERCENTAGE": With respect to any Distribution Date during the ten years beginning on the first Distribution Date, 100%. Except as provided herein, the Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: (i) from November 2011 through October 2012, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) from November 2012 through October 2013, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) from November 2013 through October 2014, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) from November 2014 through October 2015, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) from and after November 2015, the related Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage unless both Step Down Conditions are satisfied; and provided, further, that if on any such Distribution Date the Pro Rata Senior Percentage exceeds the initial Pro Rata Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

     Notwithstanding the above, if on any Distribution Date the Two Times Test is satisfied, the Senior Prepayment Percentage will equal the related Senior Percentage for such Distribution Date.

     "SENIOR PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date, the sum of:

         (1) the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of "Principal Distribution Amount" for that Distribution Date;

         (2) with respect to each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

                (x) the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan and either

                (y) the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan

                or

                (z) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such related Prepayment Period, the related Senior Percentage of the amount of Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

         (3) the related Senior Prepayment Percentage of the amounts described in clause (f) of the definition of "Principal Distribution Amount";

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, such Senior Principal Distribution Amount will be reduced on such Distribution Date by the related Senior Percentage of the principal portion of such Bankruptcy Loss.

     "SERVICER": Any Person with which the Master Servicer has entered into a Servicing Agreement.

     "SERVICER REMITTANCE DATE": The day in each month on which a Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the related Servicing Agreement, which is the last Business Day before the 21st day of each month.

     "SERVICING ACCOUNT": The account or accounts created and maintained pursuant to Section 3.08.

     "SERVICING ADVANCES": With respect to the Master Servicer, all customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

     "SERVICING AGREEMENT": The written contract between the Master Servicer and a Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.02.

     "SERVICING FEE": With respect to each Servicer and each Mortgage Loan serviced by such Servicer and for any calendar month, the fee payable to such Servicer determined pursuant to the related Servicing Agreement.

     "SERVICING FEE RATE": With respect to each Mortgage Loan, the per annum servicing fee rate set forth on the Mortgage Loan Schedule.

     "SERVICING OFFICER": Any officer of a Master Servicer or Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

     "SERVICING STANDARD": The standards set forth in Section 3.01.

     "SIGNIFICANT MODIFICATION": As defined in Section 4.06.

     "SIGNIFICANT MODIFICATION LOAN": As defined in Section 4.06.

     "SIX-MONTH LIBOR": The average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks.

     "SIX-MONTH LIBOR INDEXED": Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the Six-Month LIBOR Index.

     "SPECIAL HAZARD COVERAGE TERMINATION DATE": The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

     "SPECIAL HAZARD LOSS": Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to the applicable provisions of the related Servicing Agreement to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

          (a)   normal wear and tear;

          (b) fraud, conversion or other dishonest act on the part of the Trustee, a Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

          (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

          (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

          (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

                1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                2. by military, naval or air forces; or

                3. by an agent of any such government, power, authority or forces;

          (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

          (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

     "SPECIAL HAZARD LOSS COVERAGE AMOUNT": With respect to the first Distribution Date, $7,200,000. With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the Principal Balances of the Mortgage Loans, (ii) twice the Principal Balance of the largest Mortgage Loan and (iii) the aggregate of the Principal Balances of the Mortgage Loans secured by Mortgaged Properties located in the single five-digit ZIP code area in the State of California having the highest aggregate Principal Balance of any such ZIP code area and
(b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date; provided, however, that the Special Hazard Loss Coverage Amount may also be reduced pursuant to a letter from the Rating Agency to the Trustee to the effect that any such reduction will not result in the downgrading of the then current ratings assigned by such Rating Agency to the Classes of Senior Certificates. All Principal Balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to scheduled payments on the Mortgage Loans then due, whether or not paid.

     "SPECIAL HAZARD MORTGAGE LOAN": A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

     "STARTUP DAY": As defined in Section 9.01(b) hereof.

     "STATED PRINCIPAL BALANCE": With respect to any Mortgage Loan: (a) as of the Distribution Date in November 2001, the outstanding Principal Balance of such Mortgage Loan as of the Cut-Off Date, (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, as shown in the Mortgage Loan Schedule, minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent distributed pursuant to Section 4.01 before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the applicable Servicer as recoveries of principal in accordance with the applicable provisions of the related Servicing Agreement, to the extent distributed pursuant to Section 4.01 before such date of determination, and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date preceding such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

     "STEP DOWN CONDITIONS": As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed:

     o for the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

     o for the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

     o for the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

     o for the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date, and

     o for the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

     "SUBORDINATE CERTIFICATE": Any one of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates.

     "SUBORDINATE PERCENTAGE": With respect to any Distribution Date, the difference between 100% and the Senior Percentage for such Distribution Date.

     "SUBORDINATED PREPAYMENT PERCENTAGE": With respect to any Distribution Date, the difference between 100% and the Senior Prepayment Percentage for that Distribution Date.

     "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date, an amount equal to the sum of:

          (1) the Subordinate Percentage of all amounts described in clauses
     (a) through (d) of the definition of "Principal Distribution Amount" for that Distribution Date;

          (2) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of "Senior Principal Distribution Amount" for that Distribution Date, up to the Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

          (3) the Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of "Principal Distribution Amount" for that Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, such Subordinated Principal Distribution Amount will be reduced on such Distribution Date by the Subordinate Percentage of the principal portion of such Bankruptcy Loss.

     "SUBSTITUTION ADJUSTMENT": As defined in Section 2.03(d) hereof.

     "SURETY": Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation), or any successor thereto, as issuer of the Certificate Guaranty Surety Bond.

     "TAX RETURNS": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper Tier REMIC and Lower Tier REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "TERMINATION PRICE": As defined in Section 10.01(a) hereof.

     "THORNBURG": Thornburg Mortgage Home Loans, Inc., a Delaware corporation, and its successors and assigns..

     "THREE-YEAR CMT": The weekly average yield on United States Treasury securities adjusted to a constant maturity of three years as published by the Federal Reserve Board in Statistical Release H.15(519).

     "THREE-YEAR CMT INDEXED": Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the Three-Year CMT Index.

     "TRANSFER": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

     "TRANSFER AFFIDAVIT": As defined in Section 5.02(e)(ii) hereof.

     "TRANSFEREE": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "TRUST": Thornburg Mortgage Securities Trust 2001-1, the Delaware business trust created hereunder.

     "TRUST FUND": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Depositor's security interest in the Additional Collateral, (vi) the Collection Account, the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto, (vii) the Certificate Guaranty Surety Bond with respect to the Additional Collateral Mortgage Loans conveyed to the Seller from MSDWCC, (viii) all right, title and interest of the Depositor in and to each security or pledge agreement in respect of Additional Collateral and (ix) all right, title and interest of the Seller in and to each of the Servicing Agreements. Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date), (2) all income and gain realized from Permitted Investments of funds on deposit in the Collection Account and the Distribution

Account (other than Residual Funds), (3) any Retained Interest, (4) any Payoff Earnings and (5) prepayment penalties collected on the Mortgage Loans.

     "TRUSTEE": Bankers Trust Company of California, N.A., a national banking association, or any successor trustee appointed as herein provided.

     "TRUSTEE FEE": As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate of the Principal Balances of all the Mortgage Loans as of the beginning of the related Due Period.

     "TRUSTEE FEE RATE": 0.005% per annum.

     "TRUSTEE'S PORTION": As to any Distribution Date, a fraction, the numerator of which is equal to one, and the denominator of which is the actual number of days that amounts on deposit in the Distribution Account have been invested during the month of such Distribution Date.

     "TWO TIMES TEST": As to any Distribution Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Subordinate Certificates, does not equal or exceed 50%; and (iii) cumulative Realized Losses do not exceed 30% of the Original Subordinated Principal Balance.

     "UNCOLLECTED INTEREST": With respect to any Distribution Date for any Mortgage Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, except for Payoffs received during the period from the first through the 14th day of the month of such Distribution Date, an amount equal to one month's interest at the applicable Loan Rate on such Mortgage Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

     "UNCOMPENSATED INTEREST SHORTFALL": For any Distribution Date, the sum of
(i) aggregate Curtailment Shortfall with respect to the Mortgage Loans and
(ii) the excess, if any, of (a) aggregate Uncollected Interest with respect to the Mortgage Loans over (b) Compensating Interest with respect to the Mortgage Loans.

     "UNDERWRITER'S EXEMPTION": Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

     "UNINSURED CAUSE": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

     "UNITED STATES PERSON" or "U.S. PERSON": A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a U.S. Person pursuant to any applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

     "UNPAID INTEREST SHORTFALL AMOUNT": With respect to each Class of Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for that Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for that Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class in respect of interest pursuant to clause (a) of this definition on the preceding Distribution Date.

     "UPPER TIER REMIC": As defined in the Preliminary Statement.

     "VALUE": With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

          (i) the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

          (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

     "VOTING RIGHTS": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. For so long as the Class X Certificates are outstanding, 5% of the voting rights shall be allocated to the Class X Certificates and the remainder of the voting rights (or 100% thereof when the Class X Certificates are no longer outstanding) shall be allocated among the Classes of Certificates other than the Class X Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Class Certificate Principal Balances then outstanding; provided, however, that when none of the Regular Certificates is outstanding, 50% of the voting rights shall be allocated to the Holder of each Class of Residual Certificates. The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance or Certificate Notional Balance of each Certificate of such Class and the denominator of which is the Class Certificate Principal Balance or Class Certificate Notional Balance of such Class; provided, however, that any Certificate registered in the name of the Master Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights.

     "WRITEDOWN AMOUNT": The reduction described in Section 4.03(c).

     SECTION 1.02. Declaration of Trust. (a) The Trust shall be known as "Thornburg Mortgage Securities Trust 2001-1," in which name the Trustee and Delaware Trustee may conduct the affairs of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The Depositor hereby appoints Bankers Trust (Delaware) as a co-Trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the DBTA. The Delaware Trustee and the Trustee are hereby authorized to file the Certificate of Trust with the Secretary of State pursuant to Section 3810 of the DBTA.

          (b) It is the intention of the parties hereto that the Trust constitutes a business trust under the DBTA and that this Agreement constitutes the governing instrument of the Trust. Effective as of the date hereof, the Delaware Trustee shall have all rights, powers and duties set forth herein and in the DBTA with respect to accomplishing the purposes of the Trust. It is expressly agreed by the parties hereto that pursuant to Section 3809 of the DBTA, the laws of Delaware, both statutory and common law, relating to trusts (other than the DBTA) shall not apply to the Trust.

          (c) Legal title to all property in the Trust shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the property of the Trust to be vested in a trustee or trustees, in which case legal title shall be deemed to be vested in the Trustee, a co-Trustee and/or a separate trustee, as the case may be.

          (d) The Trust shall be located and administered in, the State of Delaware, California or New York.

          (e) (a) The Trust shall not engage in any activities other than those required or authorized by the terms of this Agreement relating to the issuance, sale and payment of the Certificates in accordance with their terms, the acquisition, management, collection and holding of the assets of the Trust and the collection, investment and distribution of moneys deposited in the accounts, all in accordance with the provisions hereunder.

          (f) In the event of the appointment of a successor Delaware Trustee, such successor shall cause an amendment to the Certificate of Trust to be filed with the Delaware Secretary of State in accordance with Section 3810 of the DBTA, indicating the change of such Delaware Trustee's identity. In addition, until the termination of the Trust and this Agreement, either the Trustee or Delaware Trustee shall fulfill the requirements of the DBTA.

         Upon the winding up of the Trust, the Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State.

SECTION 1.03.     Accounting.
                  ----------

          Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                 ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;

                       ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans.
                   -----------------------------

     The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan (other than the right to receive any Retained Interest and prepayment penalties thereunder) identified on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Cut-Off Date and all collections in respect of interest and principal due after the Cut-Off Date;
(ii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Depositor's interest in any insurance policies in respect of the Mortgage Loans; (iv) the Depositor's security interest in the Additional Collateral; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Depositor or the Master Servicer after the Cut-Off Date with respect to the Mortgage Loans.

     Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

     In addition, with respect to any Additional Collateral Mortgage Loan, the Depositor does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) (i) its rights as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Additional Collateral Mortgage Loan, (ii) its security interest in and to any Additional Collateral,
(iii) its right to receive payments in respect of any Additional Collateral Mortgage Loan pursuant to the related Servicing Agreement, and (iv) its rights as beneficiary under the Certificate Guaranty Surety Bond related in respect of any Additional Collateral Mortgage Loans conveyed to the Seller from MSDWCC.

     In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to, and deposit with the Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a "MORTGAGE FILE") so transferred and assigned:

          (i) the original Mortgage Note, endorsed either on its face or by allonge attached thereto in the following form: "Pay to the order of Bankers Trust Company of California, N.A., as Trustee for Thornburg Mortgage Securities Trust 2001-1, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans the aggregate Cut-Off Date Principal Balance of which is less than or equal to 2% of the Cut-Off Date Aggregate Principal Balance;

          (ii) except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

          (iii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned to "Bankers Trust Company of California, N.A., as Trustee for Thornburg Mortgage Securities Trust 2001-1, without recourse";

          (iv) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments;

           (v) the original or a certified copy of lender's title insurance policy; and

          (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

     In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller's expense, the MERS(R) System to indicate that such

Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans of the Thornburg Mortgage Securities Trust 2001-1.

     With respect to each Cooperative Loan the Seller, on behalf of the Depositor does hereby deliver to the Trustee the related Cooperative Loan Documents and shall cause the Master Servicer to take such actions as are necessary under applicable law (including but not limited to the relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

     The Seller shall deliver the required documents to the Trustee prior to the Closing Date. In the case of the documents referred to in Section 2.01(iii), however, the Seller has delivered a copy of each Assignment of Mortgage certified by the Seller to be a true and complete copy of the original and, within two Business Days after the Closing Date, the Seller will deliver each original Assignment of Mortgage to the applicable public recording office for recordation.

     The Trustee agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-3 hereto.

     If, as of the Closing Date, any of the documents referred to in Section 2.01(ii) or (iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and
(2) if such copy is certified by the Seller, delivery to the Trustee, promptly upon receipt thereof, of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Trustee. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 hereof. The Seller shall cause the Assignments of Mortgage referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded; provided, however, that the Seller need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by a legal memorandum delivered by the Seller to the Trustee and the Rating Agency, the recordation of such Assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan. The Seller shall be required to deliver such Assignments for recording within 30 days of the Closing Date. The Seller shall furnish the Trustee, or its designated agent, with a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

     The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

SECTION 2.02.  Acceptance by Trustee.
               ---------------------

     The Trustee hereby accepts its appointment as Custodian hereunder and acknowledges the receipt, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that, in its capacity as Custodian, it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

     The Trustee further agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller, the Master Servicer and the Rating Agency an initial certification in substantially the form attached hereto as Exhibit G-1, within 45 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant
Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (iii), (xiii), (xiv) and (xviii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

     Prior to the first anniversary date of this Agreement, the Trustee shall deliver to the Depositor, the Seller and the Master Servicer a final certification in the form annexed hereto as Exhibit G-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

     If, in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee (or the Custodian as its designated agent) shall so notify the Seller, the Depositor and the Master Servicer. In addition, upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

     The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

    SECTION 2.03.    Repurchase or Substitution of Mortgage Loans by the Seller.
                     -----------------------------------------------------------

     (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian as its designated agent) shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date that the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Schedule III to the Mortgage Loan Purchase Agreement, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account on or prior to the next Determination Date after the Seller's obligation to repurchase such Mortgage Loan arises, and the Seller shall, upon the making of such deposit, cause the related Servicer to provide a written certification of receipt of such deposit to the Trustee. The Trustee, upon receipt of such written certification, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d) below. It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

     The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant as described in this Section 2.03(a).

     (b) If pursuant to the provisions of Section 2.03(a), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS(R) System the Seller or its designee as the beneficial holder of such Mortgage Loan.

     (c) [Reserved].

     (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers' Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within 45 days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the related Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-1, with any exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Seller and the Master Servicer a certification substantially in the form of Exhibit G-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

     For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to, the amount (each, a "SUBSTITUTION ADJUSTMENT"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Loan Rate. On or prior to the next Determination Date after the Seller's obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Trustee for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (b) the Upper Tier REMIC or Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

     (e) Upon discovery by the Seller or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) above, if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

    SECTION 2.04.  Representations and Warranties of the Seller with Respect to
            --------------------------------------------------------------------
the Mortgage Loans.
-------------------


     The Seller hereby represents and warrants to the Trustee for the benefit of the Certificateholders that, as of the Closing Date or as of such other date specifically provided herein, the representations and warranties made by the Seller pursuant to Schedule III to the Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

     With respect to the representations and warranties incorporated in this
Section 2.04 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     Within 90 days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects or, in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Qualified Substitute Mortgage Loans, in either case, in accordance with Section 2.03 hereof.

     It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Seller or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

     SECTION 2.05.     [Reserved].

     SECTION 2.06.     Representations and Warranties of the Depositor.
                       -----------------------------------------------

     The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

         (i) this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

         (ii) immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

         (iii) as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

         (iv) the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

         (v) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

         (vi) the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

         (vii) the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

         (viii) to the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or "blue sky" laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

         (ix) there are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

    SECTION 2.07.     Issuance of Certificates.
                      ------------------------

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08.      Representations and Warranties of the Seller.
                   --------------------------------------------

         The Seller hereby represents and warrants to the Trust and the Trustee on behalf of the Certificateholders that, as of the Closing Date or as of such date specifically provided herein:

         (i) the Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to fulfill its obligations hereunder;

         (ii) the Seller has the power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or other similar laws in relation to the rights of creditors generally;

         (iii) the execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a material breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

         (iv) the Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (v) the Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (vi) the Seller has good, marketable and indefeasible title to the Mortgage Loans, free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loans and upon the payment of the purchase price under the Mortgage Loan Purchase Agreement by the Depositor, the Depositor will have good and marketable title to the Mortgage Notes and Mortgage Loans, free and clear of all liens or encumbrances;

         (vii) the Mortgage Loans are not being transferred by the Seller with any intent to hinder, delay or defraud any creditors of the Seller;

         (viii) there are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

         (ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained; and

         (x) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to the Mortgage Loan Purchase Agreement are not subject to the bulk transfer or any similar statutory provisions.


SECTION 2.09.     Covenants of the Seller.
                  -----------------------

         The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, and the Master Servicer of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section
2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.



                                 ARTICLE III

                         ADMINISTRATION AND SERVICING

                OF THE MORTGAGE LOANS; LOSS MITIGATION ADVISOR

      SECTION 3.01. Master Servicer to Service and Administer the Loans.
              ----------------------------------------------------------

         The Master Servicer shall, acting alone or through Servicers, service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement, the Servicing Agreements, if any, and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

         (i) any relationship that the Master Servicer, any Servicer or any Affiliate of the Master Servicer or any Servicer may have with the related Mortgagor;

         (ii) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

         (iii) the Master Servicer's obligation to make Advances or Servicing Advances; or

         (iv) the Master Servicer's or any Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer is hereby authorized and empowered by the Trustee, when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the related Mortgage Loans and the related Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Servicer to carry out their servicing and administrative duties hereunder and under the related Servicing Agreement; provided, however, such limited powers of attorney or other documents shall be prepared by the Master Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Master Servicer or any Servicers under such powers of attorney.

         Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section

3.11. Any cost incurred by the Master Servicer or by Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan and the Master Servicer shall not (i) permit any modification (unless contemplated by the related Mortgage Note at the origination thereof) with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause the REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

    SECTION 3.02.    Servicing Agreements Between Master Servicer and Servicers.
                     ----------------------------------------------------------

     The Master Servicer may enter into Servicing Agreements with Servicers for the servicing and administration of the Mortgage Loans.

    SECTION 3.03.    Successor Servicers.
                     -------------------

     The Master Servicer shall be entitled to terminate any Servicing Agreement and the rights and obligations of any Servicer pursuant to any Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement. In the event of termination of any Servicer, all servicing obligations of such Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Servicing Agreement with a successor Servicer which qualifies under Section 3.02.

     Any Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer or the Trustee (if the Trustee is acting as successor master servicer) without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer (or the Trustee, if such party is then acting as successor master servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Termination).

    SECTION 3.04.     Liability of the Master Servicer.
                      --------------------------------

     Notwithstanding any Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Servicer or reference to actions taken through a Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Servicing Agreements or arrangements or by virtue of indemnification from the Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Servicer for indemnification of the Master Servicer by such Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

    SECTION 3.05.     No Contractual Relationship Between Servicers and the
                      -----------------------------------------------------
Trustee or Certificateholders.
------------------------------


     Any Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Servicer in its capacity as such shall be deemed to be between the Servicer and the Master Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

    SECTION 3.06.  Assumption or Termination of Servicing Agreements by Trustee.
                   ------------------------------------------------------------

     In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of the occurrence of a Master Servicer Event of Termination), the Trustee shall thereupon assume all of the rights and obligations of the Master Servicer under each Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Servicing Agreement in accordance with its terms as provided in Section
3.03. Upon such assumption, the Trustee (or the successor master servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Servicer's interest therein and to have replaced the departing Master Servicer as a party to each Servicing Agreement to the same extent as if each Servicing Agreement had been assigned to the assuming party, except that (i) the departing Master Servicer shall not thereby be relieved of any liability or obligations under any Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) neither the Trustee nor any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

     The Master Servicer at its expense shall, upon request of Trustee, deliver to the assuming party all documents and records relating to each Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Servicing Agreements to the assuming party.

    SECTION 3.07.     Collection of Certain Mortgage Loan Payments.
                      --------------------------------------------

     The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master

Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance").

    SECTION 3.08.     Servicing Accounts.
                      ------------------

     In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicing Account"). The Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Servicer less its servicing compensation to the extent permitted by the Servicing Agreement, and shall thereafter deposit such amounts in the Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Servicer shall thereafter remit such proceeds to the Master Servicer for deposit in the Master Servicer's Account not later than the related Servicer Remittance Date. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Servicer receives such payments.

    SECTION 3.09.     Collection of Taxes, Assessments and Similar Items.
                      ---------------------------------------------------

     The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts (each, an "Escrow Payment Account"), into which all Escrow Payments shall be deposited and retained. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in such Escrow Payment Account, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from any such Escrow Payment Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Master Servicer (or a Servicer to the extent provided in the related Servicing Agreement) out of related collections for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors; or (v) clear and terminate each Escrow Payment Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. The Master Servicer will be responsible for the administration of each Escrow Payment Account and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Master Servicer knows, or in the exercise of the required standard of care of the Master Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Master Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Master Servicer will, within ten business days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property unless the Master Servicer determines that such advance would not be recoverable, if made. As part of its servicing duties, the Master Servicer or Servicers shall pay to the Mortgagors interest on funds in any Escrow Payment Account, to the extent required by law and, to the extent that interest earned on funds in such accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

    SECTION 3.10.     Collection Account and Distribution Account.
                      -------------------------------------------

     (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts, each an Eligible Account, (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities (the "Master Servicer's Account") on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, on the Servicer Remittance Date, the following payments and collections received or made by it subsequent to the Cut-Off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-Off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-Off Date but allocable to a Due Period subsequent thereto:

         (i) all payments on account of principal, including Principal Prepayments on the Mortgage Loans;

         (ii) all payments on account of interest (net of the related Master Servicing Fee or Servicing Fee) on each Mortgage Loan;

         (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

         (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

         (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

         (vi) all proceeds of any Mortgage Loan repurchased or purchased as contemplated hereunder; and

         (vii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03.

         The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, ancillary income and assumption fees, or insufficient funds charges need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before the Close of Business New York time on the Master Servicer Remittance Date, that portion of the Available Funds for the related Distribution Date then on deposit in the Collection Account.

         (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Funds in the Distribution Account shall be invested in Permitted Investments selected by the Seller. The Trustee shall give notice to the Master Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

         (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held in the Distribution Account pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer, with respect to items (i) through (iv) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items
(i) through (iv) below, shall so deposit, in the Distribution Account:

         (i) any Advances, as required hereunder;

         (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

         (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01; and

         (iv) any Compensating Interest to be deposited pursuant to Section
     3.24.

         (e) [Reserved].

         (f) The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

    SECTION 3.11.     Withdrawals from the Collection Account and Distribution
 Account.             ----------------------------------------------------------
 -------

         (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes:

                (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                (ii) subject to Section 3.16(d), to reimburse the Master Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions hereof;

                (iii) subject to Section 3.16(d), to pay the Master Servicer or any Servicer (a) any unpaid Master Servicing Fees and Servicing Fees,
         (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Servicer for Servicing Advances;

                (iv) to pay to the Master Servicer as servicing compensation (in addition to the Master Servicing Fee) any investment earnings on amounts on deposit in the Collection Account;

                (v) to pay to the Master Servicer or the applicable Seller, with respect to each related Mortgage Loan that has previously been purchased or replaced as contemplated hereunder all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                (vi) to reimburse the Master Servicer for any Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions hereof;

                (vii) to pay, or to reimburse the Master Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                (viii) to pay to the Master Servicer on a Master Servicer Remittance Date any Payoff Interest not required to be included in any related Compensating Interest Payment for such date;

                (ix) to pay to Thornburg any Retained Interest and prepayment penalties received from the related Servicer by the Master Servicer on the Mortgage Loans; and

                (x) to clear and terminate the Collection Account pursuant to
         Section 10.01.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that an Officers' Certificate in the form described under
Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

         (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

         (i) to make distributions in accordance with Sections 4.01 and 8.05;

         (ii) to pay any amounts in respect of taxes pursuant to Section
     9.01(g);

         (iii) to pay, itself the Trustee's Portion of Distribution Account Income; and

         (iv) to clear and terminate the Distribution Account pursuant to
     Section 10.01.

     SECTION 3.12.     Investment of Funds in the Accounts.
                        -----------------------------------

         (a) The Master Servicer may direct any depository institution maintaining the Collection Account (each such account, for purposes of this Section 3.12, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession or control (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate, securities entitlement or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                     (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                     (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) Any investment earnings on amounts in the Collection Account shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (c) The Trustee shall invest funds on deposit in the Distribution Account in one or more Permitted Investments, at the direction of the Seller, bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day preceding each Distribution Date. The Trustee shall be entitled to the Trustee's Portion of any Distribution Account Income, and the balance of any such amount shall constitute "Residual Funds" and shall be distributable to the Class LTA-R Certificates pursuant to Section 4.01(c). The Seller shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investments made with funds in such account immediately upon realization of such loss.

         (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

    SECTION 3.13.     [Reserved].
                      ----------

    SECTION 3.14.     Maintenance  of Hazard  Insurance,  Primary  Insurance
                      ------------------------------------------------------
Polices  and  Errors and  Omissions  and Fidelity Coverage.
-----------------------------------------------------------

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of the current Principal Balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at the time of origination in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of AX or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     (b) The Master Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer, would have been covered thereunder. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

     The Master Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the Principal Balance of such Mortgage Loan represents 80% or less of the new appraised value or (ii) if maintaining such Primary Insurance Policy is prohibited by applicable law.

     The Master Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Master Servicer from the related Liquidation Proceeds.

     (c) In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any Primary Insurance Policies shall be deposited in the Collection Account.

     (d) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

    SECTION 3.15.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.
                      ---------------------------------------------------------

     The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise the right to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term

"assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

    SECTION 3.16.     Realization upon Defaulted Mortgage Loans.
                      -----------------------------------------

     (a) The Master Servicer shall use its best efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans (including selling any such Mortgage Loans other than converting the ownership of the related properties) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided, however, that the Master Servicer shall commence such proceedings in respect of any Mortgage Loan which is 120 days or more delinquent. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

     (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                     (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                     (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Master Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.05(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and
(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     (c) The Master Servicer may at its option purchase from the Trust Fund, any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Distribution Account, and the Trustee, upon receipt of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in it title to any Mortgage Loan or related REO Property released pursuant hereto.

     (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Master Servicing Fees and Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Master Servicing Fees and Servicing Fees shall be reimbursed to the Master Servicer or any Servicer pursuant to Section 3.11(a)(iii).

    SECTION 3.17.     Trustee to Cooperate; Release of Mortgage Files.
                      -----------------------------------------------

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall, or shall cause the applicable Servicer to, deliver to the Trustee (or the applicable Custodian) two executed copies of a completed certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request the Trustee or the applicable Custodian to deliver the applicable Mortgage File to the Master Servicer or the applicable Servicer. Upon receipt of such certification and request, the Trustee, or the Custodian as agent of the Trustee, shall, within five Business Days, release and send by overnight mail, at the expense of the Master Servicer or the applicable Servicer, the related Mortgage File to the Master Servicer or the applicable Servicer. If the Trustee is the Custodian, the Trustee agrees to indemnify the Master Servicer or the applicable Servicer, out of its own funds, for any loss, liability or expense (other than special, indirect, punitive or consequential damages which will not be paid by the Trustee) incurred by the Master Servicer as a proximate result of the Trustee's breach of its obligations pursuant to this Section
3.17. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee, or the Custodian as agent of the Trustee, shall, upon any request made by or on behalf of the Master Servicer or a Servicer and delivery to the Trustee or the Custodian of a Request for Release in the form of Exhibit F, release the related Mortgage File to the Master Servicer or the applicable Servicer, and the Trustee, or the Custodian as agent of the Trustee, shall, at the direction of the Master Servicer or the applicable Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer or the applicable Servicer to return each and every document previously requested from the Mortgage File to the Trustee, or the Custodian as agent of the Trustee, when the need therefor by the Master Servicer or the applicable Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer or the applicable Servicer has delivered, or caused to be delivered, to the Trustee, or the Custodian as agent of the Trustee, an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, or the Custodian as agent of the Trustee, the Master Servicer or the applicable Servicer shall provide notice to the Trustee, or the Custodian as agent of the Trustee, of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for Release with respect to such Mortgage Loan shall be released by the Trustee or the Custodian to the Master Servicer or its designee.

     (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer or the Servicer, as the case may be, copies of, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

    SECTION 3.18.     Servicing Compensation.
                      ----------------------

     As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Master Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan.

     Additional servicing compensation in the form of assumption fees, ancillary income and late payment charges, insufficient funds charges or otherwise shall be retained by the Master Servicer or the applicable Servicer only to the extent such fees or charges are received by the Master Servicer or applicable Servicer. The Master Servicer shall also be entitled pursuant to
Section 3.11(a)(iv) to withdraw from the Collection Account amounts described in such section and to withdraw from any REO Account, amounts described in
Section 3.23(b), in each case, as additional servicing compensation, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors) and shall not be entitled to reimbursement therefor except as specifically provided herein.

    SECTION 3.19.     Reports to the Trustee; Collection Account Statements.
                      -----------------------------------------------------

     Not later than 15 days after each Distribution Date, the Master Servicer shall forward a statement, certified by a Servicing Officer, to the Trustee setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Certificate Account.

    SECTION 3.20.     Statement as to Compliance.
                      --------------------------

     The Master Servicer shall deliver to the Trustee, on or before April 30 of each year, beginning with the first April 30 succeeding the Cut-Off Date by at least six months, an Officer's Certificate stating as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Master Servicer to Certificateholders upon request or by the Trustee (solely to the extent that such copies are available to the Trustee) at the expense of the Master Servicer, should the Master Servicer fail to so provide such copies.

    SECTION 3.21.     Independent Public Accountants' Servicing Report.
                      ------------------------------------------------

     On or before April 30 of each year, beginning with the first April 30 succeeding the Cut-Off Date by at least six months, the Master Servicer, at its expense, shall cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, in connection with the firm's examination of the financial statements as of the previous December 31 of the Master Servicer's parent corporation (which shall include a limited examination of the Master Servicer's financial statements), nothing came to their attention that indicated that the Master Servicer was not in compliance with its obligations hereunder, except for (i) such exceptions as such firm believes to be immaterial, and (ii) such other exceptions as are set forth in such statement.

    SECTION 3.22.     Access to Certain Documentation; Filing of Reports by
                      -------------------------------------------------
Trustee.
-------

     (a) In the event that the Certificates are legal for investment by federally-insured savings associations, the Master Servicer shall provide to the OTS, the FDIC and the supervisory agents and examiners of the OTS and the FDIC access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS or the FDIC, as applicable, and shall in any event provide such access to the documentation regarding such Mortgage Loans to the Trustee and its representatives, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

         (b) The Trustee shall, on behalf of the Trust Fund, prepare, sign and file with the Securities and Exchange Commission any and all reports, statements and information respecting the Trust which the Depositor determines are required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Upon the request of the Trustee, the Seller, and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

     SECTION 3.23.     Title, Management and Diposition of REO Property.
                       -----------------------------------------------

         (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of the related REMIC, shall either sell any REO Property by the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO

Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 61 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Master Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by such REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on such REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause such REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

         (b) The Master Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

         (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                (i) all insurance premiums due and payable in respect of such REO Property;

                (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                (iii) all costs and expenses necessary to maintain such REO Property.

     To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the

Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

     Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

                (i) authorize the Trust Fund to enter into, renew or extend any new lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                (ii) authorize any amount to be received or accrued under any new lease other than amounts that will constitute Rents from Real Property;

                (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

     unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the related REMIC, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

     The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

     (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with
Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

     (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its Servicing Standard.

     (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution
Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup
Day allow a sale for other consideration).

     (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

    SECTION 3.24.    Obligations of the Master Servicer in Respect of Prepayment
                     -----------------------------------------------------------
Interest Shortfalls.
--------------------

         Not later than the Close of Business on each Master Servicer Remittance Date, the Master Servicer shall remit to the Collection Account an amount equal to the Compensating Interest Payment for such date. The amount of the Master Servicing Fee payable to the Master

Servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.

    SECTION 3.25.     [Reserved].
                      ----------

    SECTION 3.26.     [Reserved].
                      ----------

    SECTION 3.27.     [Reserved].
                      ----------

    SECTION 3.28.     Representations and Warranties of the Master Servicer.
                      -----------------------------------------------------

     (a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

         (i) it is validly existing and in good standing under the jurisdiction of its formation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

         (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
     (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

         (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

         (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

         (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

         (vii) the Master Servicer, or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is an Fannie Mae and Freddie Mac approved seller/servicer;

         (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

         (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer; and

         (x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 3.14, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder.

     It is understood and agreed that the representations and warranties set forth in this Section 3.28 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Seller and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any third party claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer's representations and warranties contained in Section 3.28(a). Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Seller and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 7.02) of the Depositor, the Seller and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder.

     Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by the Depositor, the Master Servicer, the Seller or the Trustee or notice thereof by any one of such parties to the other parties.

     It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.06(i), (ii), (v), (vi), (vii), and (ix) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and hold it harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any third party claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor's representations and warranties contained in Sections 2.06(i), (ii), (v), (vi), (vii), and (ix) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.06(i), (ii),
(v), (vi), (vii), and (ix) hereof.

     Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.06(i),
(ii), (v), (vi), (vii), and (ix) hereof shall accrue upon discovery of such breach by either the Depositor or the Master Servicer or notice thereof by any one of such parties to the other parties.

    SECTION 3.29.     Closing Certificate and Opinion.
                      -------------------------------

     On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee, and Greenwich Capital Markets, Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Greenwich Capital Markets, Inc., and the Seller as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

    SECTION 3.30.     Duties of the Loss Mitigation Advisor.
                      -------------------------------------

     (a) The Certificateholders, by their purchase and acceptance of the Certificates, appoint The Murrayhill Company as Loss Mitigation Advisor. For and on behalf of the Depositor, the Master Servicer, the Trustee and the Certificateholders, the Loss Mitigation Advisor will provide information and recommendations concerning Mortgage Loans. All advice offered by the Loss Mitigation Advisor to the Master Servicer shall be kept confidential by the Loss Mitigation Advisor. The Loss Mitigation Advisor shall look solely to the Master Servicer for all information and data (including loss and delinquency information) and loan level information and data relating to the servicing of the Mortgage Loans and the Trustee shall not have any obligation to provide any such information to the Loss Mitigation Advisor.

         (b) If requested by the Loss Mitigation Advisor, the Master Servicer shall authorize the related Servicers, during their normal business hours, to respond to reasonable inquiries, transmitted by the Loss Mitigation Advisor in connection with any Mortgage Loan that is at least 30 days delinquent and any REO Property, provided that the Servicer shall only be required to provide information that is readily accessible and available to its personnel. In the event any Servicer fails to provide the Loss Mitigation Advisor with any information requested of it, the Master Servicer shall, upon the Loss Mitigation Advisor's written request, direct the related Servicer to provide such information to the Loss Mitigation Advisor to the same extent that the Servicer is required to provide such information to the Master Servicer pursuant to the Servicing Agreement.

     (c) The Loss Mitigation Advisor shall be entitled to compensation from time to time as agreed to by it and the Seller (or an Affiliate of the Seller).

    SECTION 3.31.   Limitation Upon Liability of the Loss Mitigation Advisor.
                    -------------------------------------------------------

     Neither the Loss Mitigation Advisor, nor any of the directors, officers, employees or agents of the Loss Mitigation Advisor, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Loss Mitigation Advisor or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Loss Mitigation Advisor and any director, officer, employee or agent of the Loss Mitigation Advisor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Master Servicer and any Servicer.

    SECTION 3.32.     Limitation on Liability of the Master Servicer.
                      ----------------------------------------------

     Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken by such Person or by a Servicer or for such Person's or Servicer's refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of duties and obligations hereunder.

                                  ARTICLE IV

                                 FLOW OF FUNDS

    SECTION 4.01.     Distributions.
                      -------------

     (a) On each Distribution Date, the Trustee shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for such Distribution Date and make the following disbursements and transfers in the order of priority set forth below:

         (i) to the Holders of the Senior Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amount to which each such Class is entitled); and

         (ii) from the Principal Distribution Amount for such Distribution Date, an amount equal to the Senior Principal Distribution Amount for that date, in the following order of priority:

                (A) first, to the Holder of Class A-R Certificate, until the
                    Class Certificate Principal Balance of such Class is reduced to zero, and

                (B) second, to the Holders of the Class A Certificates, until the Class Certificate Principal Balance of such Class is reduced to zero;

         (iii) the Available Funds remaining after giving effect to the distributions specified in subsections (i) and (ii) above will be distributed to the Certificateholders in the following order of priority:

                (A) to the Holders of the Class B-1 Certificates, the related
                    Interest Distributable Amount for that date;

                (B) to the Holders of the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

                (C) to the Holders of the Class B-2 Certificates, the related
                    Interest Distributable Amount for that date;

                (D) to the Holders of the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

                (E) to the Holders of the Class B-3 Certificates, the related
                    Interest Distributable Amount for that date;

                (F) to the Holders of the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

                (G) to the Holders of the Class B-4 Certificates, the related
                    Interest Distributable Amount for that date;

                (H) to the Holders of the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

                (I) to the Holders of the Class B-5 Certificates, the related
                    Interest Distributable Amount for that date;

                (J) to the Holders of the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

                (K) to the Holders of the Class B-6 Certificates, the related
                    Interest Distributable Amount for that date;

                (L) to the Holders of the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero; and

                (M) to the Holder of the Class A-R Certificate, any Available
                    Funds then remaining.

         (b) Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance or Certificate Notional Balance, as applicable, of each Certificate of that Class.

         (c) On each Distribution Date, the Trustee shall distribute to the Class LTA-R Certificates any Residual Funds for such date.

         (d) On each Distribution Date, the Interest Distributable Amounts for the Classes of Senior Certificates and Subordinate Certificates on such Distribution Date shall be reduced by the pro rata share of each such Class in:

                (i) Uncompensated Interest Shortfalls and Relief Act Reductions, based on such Class's Interest Distributable Amount without taking into account such Uncompensated Interest Shortfalls and Relief Act Reductions;

                (ii) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan that became a Special Hazard Mortgage Loan during the related Prepayment Period, the excess of one month's interest at the related Net Loan Rate on the Stated Principal Balance of such Mortgage Loan as of such Distribution Date over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such related Prepayment Period;

                (iii) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan that became subject to a Bankruptcy Loss during the related Prepayment Period, the interest portion of the related Debt Service Reduction or Deficient Valuation; and

                (iv) after the Fraud Coverage Termination Date, with respect to each Mortgage Loan that became a Fraud Loan during the related Prepayment Period, the excess of one month's interest at the related Net Loan Rate on the Stated Principal Balance of such Mortgage Loan as of such Distribution Date over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

         (e) Notwithstanding the priority and allocation set forth in Section 4.01(a)(iii) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the "APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the "RESTRICTED CLASSES") and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Certificate Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in
Section 4.01(a)(iii) above.

         (f) Distributions on Physical Certificates. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

         (g) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Seller shall have any responsibility therefor.

    SECTION 4.02.     [Reserved].

    SECTION 4.03.     Allocation of Realized Losses.
                      ------------------------------

         (a) On or prior to each Determination Date, the Trustee shall aggregate the loan-level information provided by the Master Servicer with respect to the total amount of Realized Losses, including Excess Losses, with respect to the Mortgage Loans for the related Distribution Date.

         (b) Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses with respect to any Distribution Date shall be allocated as follows:

                (i) Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses (other than Excess Losses) shall be allocated:

                 first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Certificate Principal Balance of each such Class is reduced to zero; and

                 second, to the Senior Certificates, other than the Class X Certificates, pro rata, until the Class Certificate Principal Balance of each Class of Senior Certificates is reduced to zero; and

                (ii) any Excess Losses on the Mortgage Loans shall be allocated to the Classes of Senior Certificates (other than the Class X Certificates) and Subordinate Certificates, pro rata, on the basis of the respective Class Certificate Principal Balances of such Classes of Senior Certificates and Subordinate Certificates.

         (c) The Class Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses and Excess Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

         (d) Any Realized Loss, Bankruptcy Loss, Fraud Loss, Special Hazard Loss or Excess Loss allocated to a Class of Certificates or any reduction in the Class Certificate Principal Balance of a Class of Certificates pursuant to
Section 4.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

         (e) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to
Section 4.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Principal Balance".

    SECTION 4.04.     Statements.
                      ----------

         (a) On each Distribution Date, based, as applicable, on loan-level information provided to it by the Master Servicer, the Trustee shall make available to each Holder of the Regular Certificates, the Seller, the Master Servicer and the Rating Agency, a statement (the "DISTRIBUTION DATE STATEMENT") as to the distributions made on such Distribution Date:

                (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

                (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

                (iii) the Pro Rata Senior Percentage, Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage for the following Distribution Date;

                (iv) the aggregate amount of servicing compensation received by each Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                (v) the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

                (vi) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, each as of the related Determination Date;

                (vii) the Pool Balance and Net WAC for all Mortgage Loans at the Close of Business at the end of the related Due Period;

                (viii) the aggregate Principal Balance of the One-Year CMT Indexed, Three-Year CMT Indexed and Five-Year CMT Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

                (ix) the aggregate Principal Balance of the Six-Month LIBOR Indexed, One-Month LIBOR Indexed and One-Year LIBOR Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

                (x) the amount of the Master Servicing Fees and Servicing Fees, if any;

                (xi) the number, weighted average remaining term to maturity and weighted average Loan Rate of the Mortgage Loans as of the related Due Date;

                (xii) the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month;

                (xiii) the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Due Period;

                (xiv) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                (xv) the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

                (xvi) the Class Certificate Principal Balance of each Class of Certificates (other than the Class LTA-R and Class X Certificates) and the Class Certificate Notional Balances of the Class X Certificates, in each case after giving effect to any distributions made thereon, on such Distribution Date;

                (xvii) the Interest Distributable Amount in respect of each Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

                (xviii) the aggregate amount of any Prepayment Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date, to the extent not covered by payments by the Servicers pursuant to the applicable terms of their respective Servicing Agreements or the Master Servicer;

                (xix) the Available Funds;

                (xx) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

                (xxi) any amounts distributed to the Class LTA-R Certificates;
     and

                (xxii) the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant section of the related Servicing Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan.

     The Trustee will make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Trustee's internet website and its fax-on-demand service and will forward the Distribution Date Statement to the Rating Agency. The Trustee's internet website shall initially be located at "http://www-apps.gis.deutsche-bank.com/invr". Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting same. The Trustee shall have the right to change the way Distribution Date Statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all the above parties regarding any such changes. The Trustee's obligations pursuant to this Section 4.04 are limited to the extent of its receipt of all necessary information from the Master Servicer. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Master Servicer.

     In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) and (xxi) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trustee shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Mortgage Information Corporation in a format acceptable to Mortgage Information Corporation on a monthly basis.

         (d) On each Distribution Date, the Master Servicer shall provide the Trustee the following information with respect to each Mortgage Loan (the "Remittance Report"):

                (i) the Mortgage Loan identifying number;

                (II) [[reserved]];

                (iii) the current Loan Rate as of the end of the related Due Period;

                (iv) the related Servicing Fee Rate;

                (v) the current Monthly Payment due as of the end of the related Due Period;

                (vi) the next scheduled Due Date as of the end of the related Due Period;

                (vii) the next Adjustment Date of the Mortgage Loan as of the end of the related Due Period, if applicable;

                (viii) the Stated Principal Balance of the Mortgage Loan immediately prior to the related Due Period;

                (ix) the Stated Principal Balance of the Mortgage Loan as of the end of the related Due Period;

                (x) [reserved];

                (xi) the aggregate of all interest received on the Mortgage Loan, including Advances;

                (xii) [reserved];

                (xiii) the aggregate of all scheduled principal payments received on the Mortgage Loans, including Advances;

                (xiv) Principal Prepayments in part;

                (xv) Principal Prepayments in full;

                (xvi) the delinquency status of the Mortgage Loan (i.e., 0, 30, 60, 90+ days Delinquent);

                (xvii) [reserved];

                (xviii) an indication as to whether the Mortgage Loan is in foreclosure;

                (xix) an indication as to whether the related Mortgaged Property has become an REO Property;

                (xx) the date of bankruptcy of the Mortgagor, if any;

                (xxi) the date of foreclosure, if any;

                (xxii) the date on which the related Mortgaged Property became an REO Property;

                (xxiii) for each Mortgage Loan for which a Liquidation Event has occurred, whether such Mortgage Loan (i) has been paid in full, (ii) is a Liquidated Mortgage Loan or (iii) has been repurchased or replaced;

                (xxiv) [reserved];

                (xxv) the Stated Principal Balance of the Mortgage Loan on the date on which a Liquidation Event occurs;

                (xxvi) Liquidation Proceeds;

                (xxvii) Net Liquidation Proceeds;

                (xxviii) Realized Losses;

                (xxix) Net Prepayment Interest Shortfalls;

                (xxx) Relief Act Reductions;

                (xxxi) the aggregate of all scheduled interest received on the Mortgage Loans, excluding Advances;

                (xxxii) the aggregate of all scheduled principal received on the Mortgage Loans, excluding Advances;

                (xxxiii) the current amount of Advances outstanding;

                (xxxiv) the amount advanced by the related Servicer;

                (xxxv) the amount of principal advanced by the related Servicer; and

                (xxxvi) the amount of interest advanced by the related Servicer

    SECTION 4.05.     Remittance Reports; Advances.
                      ----------------------------

         (a) No later than the second Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer and the Trustee may agree from time to time) the Remittance Report with respect to the related Distribution Date. Not later than the Close of Business New York time three Business Days prior to the related Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01.

         (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.05(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Master Servicing Fee and Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

         On or before the Close of Business New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this
Section 4.05, used by the Master Servicer in discharge of any such Advance) or
(iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will promptly provide notice to the Master Servicer by telecopy in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date, as set forth in the related Remittance Report.

         (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

         (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Trustee.

    SECTION 4.06.     Purchase of Certain Loans.
                      -------------------------

     Thornburg shall have the option, but not the obligation, to repurchase any
(x) Converted Loans, and (y) Mortgage Loan as to which the Mortgagor has requested a Significant Modification and such borrower has a satisfactory payment history under such Mortgage Loan and meets the credit standards of the Seller for the loan program selected (a "Significant Modification Loan"). A "Significant Modification" shall mean any modification to the interest rate of the greater of (i) 0.25% added or subtracted from the existing rate and (ii) a change equal to the product of (a) 5% and (b) the annual existing interest rate thereon. The purchase price for any such repurchase pursuant to this Section
4.06 shall be 100% of the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon, plus the outstanding amount of any Advances with respect to such Mortgage Loan. In order to exercise its repurchase rights hereunder, Thornburg shall deliver to the Master Servicer a certificate identifying the Mortgage Loan to be repurchased and certifying that (i) such Mortgage Loan is either a Converted Loan or a Significant Modification Loan, and
(ii) in the case of a Mortgage Loan as to which is proposed to be the subject of a Significant Modification, on the date of such repurchase, the Significant Modification will be entered into.

                                   ARTICLE V

                               THE CERTIFICATES

    SECTION 5.01.     The Certificates.
                      ----------------

     The Certificates shall be substantially in the form annexed hereto as Exhibit A through E. Each of the Certificates shall, on original issue, be executed, authenticated and delivered by the Trustee upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000, in the case of the Class A, Class B-1, Class B-2 and Class B-3 Certificates, $100,000, in the case of the Class B-4, Class B-5 and Class B-6 Certificates, and $500,000 in Certificate Notional Balance, in the case of the Class X Certificates and, in each case, integral dollar multiples of $1 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance or Class

Certificate Notional Balance of such Class on the Closing Date. Each of the Class A-R and Class LTA-R Certificates is issuable only in a Percentage Interest of 100%.

     The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to
Section 5.02(c), the Senior Certificates (other than the Residual Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates shall be Book-Entry Certificates. The Residual Certificates and the Class B-4, Class B-5 and Class B-6 Certificates shall be Physical Certificates.

    SECTION 5.02.     Registration of Transfer and Exchange of Certificates.
                      -----------------------------------------------------

     (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners;
(vi) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

     (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Seller's expense, in the case of (i) above, execute on behalf of the Trust and authenticate definitive, fully registered certificates (the "DEFINITIVE CERTIFICATES"). Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (d) No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J under the 1933 Act and, if so required by the Trustee and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor is delivered to the Trustee and Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor) or
(ii) the Trustee shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an ERISA-Restricted Certificate that is also a Physical Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor (such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto), to the effect that such transferee is not an employee benefit plan subject to
Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) except in the case of a Class LTA-R Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase and holding of such ERISA-Restricted Certificate that is also a Physical Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate that is also a Physical Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     In the case of an ERISA-Restricted Certificate that is also a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Trustee by the transferee's acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

     To the extent permitted under applicable law (including, but not limited to, ERISA), neither the Trustee nor the Certificate Registrar shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee or the Certificate Registrar in accordance with the foregoing requirements. In addition, neither the Trustee nor the Certificate Registrar shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

     (e) Each Person who has or who acquires any Ownership Interest in the Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in the Class A-R Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Trustee shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (b) above, the Trustee shall have been furnished with an affidavit ("TRANSFER AFFIDAVIT") of the initial owner of the Class A-R Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

          (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                A. a Transferor Certificate in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring an Ownership Interest in such Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to such Residual Certificate.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual

     Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. Neither the Trustee nor the Certificate Registrar shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on a Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the last Holder of such Residual Certificate that is a Permitted Transferee.

          (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

          (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee and the Servicer, in form and substance satisfactory to the Trustee,
(i) written notification from the Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause either REMIC hereunder to fail to qualify as a REMIC.

     (f) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

    SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.
                      -------------------------------------------------

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

    SECTION 5.04.     Persons Deemed Owners.
                      ---------------------

     The Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 hereof and for all other purposes whatsoever, and none of the Trust, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

    SECTION 5.05.     Appointment of Paying Agent.
                      ---------------------------

     (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 hereof and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.05(a) hereof and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

     (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                  ARTICLE VI

            THE SELLER AND THE DEPOSITOR; RESIGNATION OF SERVICERS

    SECTION 6.01.     Liability of the Seller and the Depositor.
                      -----------------------------------------

     The Seller shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

    SECTION 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Seller or the Depositor.

     Any entity into which the Seller or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller or the Depositor shall be a party, or any corporation succeeding to the business of the Seller or the Depositor, shall be the successor of the Seller or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

    SECTION 6.03.     [Reserved].
                      --------

    SECTION 6.04.     Resignation of Master Servicer, Servicers.
                      -----------------------------------------

     In addition to any requirements imposed by the Servicing Agreements with regard to the resignation of the Master Servicer and appointment of a successor Master Servicer, as applicable, the Trustee shall not accept the resignation of the Master Servicer unless and until the Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor Master Servicer, stating that the proposed appointment of such successor Master Servicer as a Master Servicer, hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates unless its duties are no longer permissible under applicable law.

                                 ARTICLE VII

                                    DEFAULT

    SECTION 7.01.     Master Servicer Event of Termination.
                      ------------------------------------

     (a) If any one of the following events ("Master Servicer Event of Termination") shall occur and be continuing:

          (i) the failure by the Master Servicer to make any Advance or to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement; or

          (ii) the failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, in each case after the date
     (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by Holders of Regular Certificates evidencing at least 25% of the Voting Rights or (B) on which a Servicing Officer of the Master Servicer has actual knowledge of such failure; or

          (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

          (iv) the Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

     (b) then, and in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, the Trustee shall, at the written direction of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to the Rating Agency, the Depositor and the Seller. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Master Servicer's duties and the Mortgage Files to the successor master servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

     (c) Notwithstanding the foregoing, if a Master Servicer Event of Termination described in clause (i) of Section 7.01(a) shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and Servicing Advances of its own funds, and the Trustee shall act as provided in
Section 7.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was a Master Servicer Event of Termination described in clause (i) of Section 7.01(a). Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date. If the Master Servicer shall within two Business Days following such suspension remit to the Trustee the amount of any Advance the nonpayment of which by the Master Servicer was a Master Servicer Event of Termination described in clause (i) of Section 7.01(a), the Trustee, subject to the last sentence of this paragraph, shall permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder. The Master Servicer agrees that it will reimburse the Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to this subsection. The Master Servicer agrees that if a Master Servicer Event of Termination as described in clause (i) of Section 7.01(a) shall occur more than two times in any twelve month period, the Trustee shall be under no obligation to permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder.

     In the event the Trustee Advances funds for any period as contemplated in the preceding paragraph, it shall be entitled to the Master Servicing Fee for such period.

    SECTION 7.02.     Trustee to Act.
                      --------------

     (a) From and after the date the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to
Section 7.01 or 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the appointment of any such successor Master Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agency as evidenced by a letter to such effect from the Rating Agency. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.18. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Trustee pursuant to Section 8.05), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.14.

     (c) Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein.

    SECTION 7.03.     Waiver of Master Servicer Event of Termination.
                      ----------------------------------------------

     The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of any Master Servicer as a servicer pursuant to the related Servicing Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a Master Servicer Event of Termination, such event shall cease to exist and any Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agency.

    SECTION 7.04.     Notification to Certificateholders.
                      ----------------------------------

     (a) Upon any termination or appointment of a successor to any Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agency.

     (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Master Servicer Event of Termination of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such Master Servicer Event of Termination shall have been waived or cured.

    SECTION 7.05.     Consolidation or Merger of the Master Servicer.
                      ----------------------------------------------

     Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                 ARTICLE VIII

                                  THE TRUSTEE

    SECTION 8.01.     Duties of Trustee.
                      -----------------

     The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         (i) prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

         (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

         (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

         (iv) the Trustee shall not be charged with knowledge of any Master Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such Master Servicer Event of Termination from the related Servicer or the Majority Certificateholders.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

    SECTION 8.02.     Certain Matters Affecting the Trustee.
                      -------------------------------------

    Except as otherwise provided in Section 8.01 hereof:

          (i) the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

          (ii) the Trustee may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. If the Master Servicer fails to reimburse the Trustee in respect of the reasonable expense of every such examination relating to the Master Servicer, the Trustee shall be reimbursed by the Trust Fund;

          (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as the Master Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Master Servicer;

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith; and

          (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

     SECTION 8.03.     Trustee Not Liable for Certificates, Mortgage Loans or
                       ------------------------------------------------------
Additional Collateral.
----------------------

     The recitals contained herein and in the Certificates (other than the authentication and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of related Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Master Servicer), any Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof), or any Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Master Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files, if so required pursuant to
Section 2.01 of this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

    SECTION 8.04.     Trustee May Own Certificates.
                      ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact any banking and trust business with the Seller, the Master Servicer, the Depositor or their Affiliates with the same rights as it would have if it were not Trustee.

    SECTION 8.05.     Trustee's Fees and Expenses.
                      ---------------------------

     The Trustee, as compensation for all services rendered by the Trustee in the exercise and performance of any of the powers and duties hereunder, shall be entitled to withdraw from the Distribution Account on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date. The Trust Fund shall pay or reimburse the Trustee upon request on any Distribution Date for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement during the related Due Period (including but not limited to Section 7.01 and Section 8.02(v) hereof and including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. On each such Distribution Date, the Trustee shall be entitled to withdraw from the Distribution Account the amount of such payment or reimbursement for such Distribution Date. In addition, the Trust Fund shall indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred by reason of its participation in the transactions contemplated hereby or in connection with any legal action relating to this Agreement, the Trust Fund or the Certificates, including, without limitation, all reasonable attorneys' and consultants' fees, expenses and court costs, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the

Trustee's reckless disregard of obligations and duties hereunder. This section shall survive termination of this Agreement and the resignation or removal of the Trustee hereunder.

    SECTION 8.06.     Eligibility Requirements for Trustee.
                      ------------------------------------

     The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating in the third highest rating category by the Rating Agency and in the Rating Agency's two highest short-term rating categories, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

    SECTION 8.07.     Resignation or Removal of Trustee.
                      ---------------------------------

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Seller, the Master Servicer and the Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to the Master Servicer.

     The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08 hereof.

    SECTION 8.08.     Successor Trustee.
                      -----------------

     Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller and the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Seller, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Senior Certificates by the Rating Agency, as evidenced by a letter from the Rating Agency.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agency.

    SECTION 8.09.     Merger or Consolidation of Trustee.
                      ----------------------------------

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

    SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.
                      ---------------------------------------------

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Master Servicer to, execute and deliver all instruments to appoint one or more Persons, with the consent of the Depositor, which consent shall not be unreasonably withheld, approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer. If a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone--shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Master Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that if a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone--may accept the resignation or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Master Servicer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

    SECTION 8.11.     Limitation of Liability.
                      -----------------------

     The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

    SECTION 8.12.     Trustee May Enforce Claims Without Possession of
                      ------------------------------------------------
Certificates.
-------------

     (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

     (b) The Trustee shall afford the Seller, the Depositor and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor and any requesting Certificateholder with its most recent audited financial statements. The Trustee shall cooperate fully with the Seller, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

    SECTION 8.13.     Suits for Enforcement.
                      ---------------------

     In case a Master Servicer Event of Termination or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

    SECTION 8.14.     Waiver of Bond Requirement.
                      --------------------------

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

    SECTION 8.15.     Waiver of Inventory, Accounting and Appraisal Requirement.
                      ---------------------------------------------------------

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

    SECTION 8.16.     Appointment of Custodians.
                      -------------------------

     The Trustee may appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement. The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee. Subject to this
Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian. Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The Master Servicer shall pay from its own funds, without any right to reimbursement, the fees, costs and expenses of each custodian (including the costs of custodian's counsel).

    SECTION 8.17.     Delaware Trustee.
                      ----------------

     (a) The Delaware Trustee has been appointed solely for the purpose of complying with the requirement of the DBTA that the Trust have one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. The duties and responsibilities of the Delaware Trustee shall be limited solely to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution and delivery of all documents, and the maintenance of all records, necessary to form and maintain the existence of the Trust under the DBTA. Except for the purpose of the foregoing sentence, the Delaware Trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the Trust or the Certificates.

     (b) By its execution hereof, the Delaware Trustee accepts the Trust created herein. Except as otherwise expressly required by clause (a) above, the Delaware Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust property or the payment of interest or principal on the Certificates.

     (c) The Delaware Trustee shall not be liable for the acts or omissions of the Trustee, nor shall the Delaware Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Trustee or the Trust under this Agreement or any related document, except as expressly required by Section 8.17(a). The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

          (i) the Delaware Trustee shall not be personally liable for any error of judgment made in good faith;

          (ii) no provision of this Agreement shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (iii) under no circumstances shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

          (iv) the Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any other party hereto;

          (v) the Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the Trustee, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

          (vi) in the exercise or administration of the trust hereunder, the Delaware Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and with due care and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; and

          (vii) except as expressly provided in this Section 8.17(c), in accepting and performing the trust hereby created the Delaware Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust's property for payment or satisfaction thereof.

     (d) The Delaware Trustee may consult with counsel (who may be counsel for the Co- Trustee). The reasonable legal fees incurred in connection with such consultation shall be reimbursed to the Delaware Trustee, provided that (i) the Delaware Trustee shall have notified the Seller in advance of incurring such fees, of the name of counsel and the extent of its representation, and
(ii) no such fees shall be payable to the extent that they are incurred as a result of the Delaware Trustee's gross negligence, bad faith or willful misconduct.

     (e) The Delaware Trustee shall serve for the duration of the Trust and until the earlier of (i) the effective date of the Delaware Trustee's resignation, or (ii) the effective date of the removal of the Delaware Trustee. The Delaware Trustee may resign at any time by giving thirty (30) days written notice to the Seller and Depositor; provided, however, said resignation shall not be effective until such time as a successor Delaware Trustee has accepted such appointment. The Delaware Trustee may be removed at any time by the Depositor by providing thirty (30) days written notice to the Delaware Trustee; provided, however, such removal shall not be effective until such time as a successor Delaware Trustee has accepted such appointment. Upon the resignation or removal of the Delaware Trustee, the Depositor shall appoint a successor Delaware Trustee. If no successor Delaware Trustee shall have been appointed and shall have accepted such appointment within forty-five
(45) days after the giving of such notice of resignation or removal, the Delaware Trustee may petition any court of competent jurisdiction for the appointment of a successor Delaware Trustee. Any successor Delaware Trustee appointed pursuant to this section shall be eligible to act in such capacity in accordance with this Agreement and, following compliance with this Section, shall become fully vested with the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Delaware Trustee.

     (f) The Delaware Trustee or any officer, affiliate, director, employee, or agent of the Delaware Trustee each an "Indemnified Person") shall be entitled to indemnification from the Trust Fund, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Agreement or the transactions contemplated hereby; provided, however, that the Trust Fund shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Trust Fund to indemnify the Indemnified Persons as provided herein shall survive the termination of this Agreement.

     (g) The Delaware Trustee shall not be obligated to give any bond or other security for the performance of any of its duties hereunder.

     (h) The Delaware Trustee shall be entitled to all of the benefits and protections provided to the Trustee under this Agreement including all rights to indeminification. The Trustee shall compensate the Delaware Trustee for its services hereunder pursuant to separate agreement between such parties.

                                  ARTICLE IX

                             REMIC ADMINISTRATION

    SECTION 9.01.     REMIC Administration.
                      --------------------

     (a) As set forth in the Preliminary Statement to this Agreement, two REMIC elections shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests in each REMIC and the related residual interest shall be as designated in the Preliminary Statement. Following the Closing Date, the Trustee shall apply to the IRS for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC created hereunder within the meaning of section 86OG(a)(9) of the Code.

     (c) Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of expenses referred to in clause (i) above from the Distribution Account.

     (d) The Trustee shall prepare, sign and file, all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the "Tax Returns") as the direct representative. The expenses of preparing and filing such Tax Returns shall be borne by the Trustee. Notwithstanding the foregoing, the Trustee shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns. In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns.

     (e) The Trustee shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Trustee, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the Transfer of the Class A-R Certificate or the Class LTA-R Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

     (f) The Trustee (to the extent that the affairs of the REMICs are within its control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee nor the Holder a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon any REMIC created hereunder (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "ADVERSE REMIC EVENT") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Class A-R Certificate and any holder of the Class LTA-R Certificate will consult with the Trustee or its designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. Should the Trustee choose to consult tax counsel as permitted under Section 8.02(a)(ii) in advising any Holder of the Class A-R Certificate and any holder of the Class LTA-R Certificate that a proposed action may result in an Adverse REMIC Event, fees and expenses related to such consultation with tax counsel shall be paid from the Distribution Account.

     (g) Each Holder of the Class A-R Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by the Class A-R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class A-R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in each such REMIC, as the case may be.

     (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

     (i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

     (j) The Trustee shall not enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

    SECTION 9.02.     Prohibited Transactions and Activities.
                      --------------------------------------

     Neither the Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Class A-R Certificate as the "residual interest" therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

                                  ARTICLE X

                                  TERMINATION

    SECTION 10.01.    Termination.
                      -----------

     (a) The respective obligations and responsibilities of the Seller, the Depositor, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans as described in the following paragraph and (iv) the Latest Possible Maturity Date. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

     The Master Servicer may, at its option, terminate this Agreement on any Distribution Date immediately after which the Stated Principal Balance of the Mortgage Loans is equal to or less than 5% of their Stated Principal Balance on the Cut-Off Date, by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of
(i) the outstanding Stated Principal Balances of the Mortgage Loans (other than in respect of REO Properties), (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Principal Balance of each Mortgage Loan related to any REO Property and (iii) in all cases, accrued and unpaid interest thereon at the

Net WAC through the end of the Due Period preceding the final Distribution Date, plus unreimbursed Servicing Advances and any unpaid Master Servicing Fees and Servicing Fees allocable to such Mortgage Loans and REO Properties, plus all amounts, if any, then due and owing to the Trustee under this Agreement (the "TERMINATION PRICE").

     (b) Notice of any termination pursuant to the second paragraph of Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

     (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 hereof for such Distribution Date.

     (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Master Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Master Servicer for payment.

    SECTION 10.02.    Additional Termination Requirements.
                      -----------------------------------

     (a) In the event the purchase option provided in Section 10.01 is exercised, the Trust shall be terminated in accordance with the following additional requirements:

          (i) The Trustee shall sell all of the assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund, the Lower Tier REMIC, and the Upper Tier REMIC; and

          (ii) The Trustee shall attach a statement to the final federal income tax return for each of the Lower Tier REMIC and the Upper Tier REMIC stating that pursuant to Treasury Regulation ss. 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to undertake the foregoing steps.

                                  ARTICLE XI

                          DEPOSITION OF TRUST ASSETS

     Neither the Trust, nor this Agreement, may be terminated or voided, or any disposition of the assets of the Trustee effected, other than in accordance with the terms hereof, except to the extent that Holders representing no less than the entire beneficial ownership interest of the Certificates, have so asserted.

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

    SECTION 12.01.    Amendment.
                      ---------

     This Agreement may be amended from time to time by Seller, the Depositor, the Master Servicer and the Trustee without the consent of the Loss Mitigation Advisor except to the extent that the rights or obligations of the Loss Mitigation Advisor hereunder are directly affected thereby, and without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, the Master Servicer and the Trustee from the Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any have been complied with, delivered to the Master Servicer and the Trustee.

     In addition, this Agreement may be amended from time to time by Seller, the Depositor, the Master Servicer and the Trustee (but without the consent of the Loss Mitigation Advisor unless its right are otherwise affected) and with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause
(y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agency.

     Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust pursuant to Section 8.05 hereof), to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder pursuant to the REMIC Provisions or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

     Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer and the Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02.    Recordation of Agreement; Counterparts.
                  --------------------------------------

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

    SECTION 12.03.    Limitation on Rights of Certificateholders.
                      ------------------------------------------

     The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

    SECTION 12.04.    Governing Law; Jurisdiction.
                      ---------------------------

     This Agreement shall be construed in accordance with the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

    SECTION 12.05.    Notices.
                      -------

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to Thornburg Mortgage Home Loans, Inc., 119 East Marcy Street, Santa Fe, New Mexico 87501, Attention: Deborah Burns (telecopy number (505) 989-8156), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Loss Mitigation Advisor, and the Trustee in writing by the Seller, (b) in the case of the Trustee, to Bankers Trust Company of California, N.A., 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attention: Thornburg 2001-1 (telecopy number (714) 247-6285), with a copy to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Loss Mitigation Advisor, and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller, the Master Servicer, the Loss Mitigation Advisor, and the Trustee in writing by the Depositor, (d) in the case of the Master Servicer, to Washington Mutual Mortgage Securities Corp., 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, Attention:
WMMSC/Thornburg 2001-1 (telecopy number (206) 377-6244), or such other address or telecopy number as may be furnished to the Depositor, the Seller, the Loss Mitigation Advisor, and the Trustee in writing by the Master Servicer, (e) in the case of the Loss Mitigation Advisor, The Murrayhill Company, 1670 Broadway, Suite 3450, Denver, Colorado 80202, or such other address or telecopy number as may be furnished to the Depositor, the Seller, the Master Servicer and the Trustee in writing by the Loss Mitigation Advisor. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

    SECTION 12.06.    Severability of Provisions.
                      --------------------------

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

    SECTION 12.07.    Article and Section References.
                      ------------------------------

     All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08.    Notice to the Rating Agency.
                  ---------------------------

     (a) The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Master Servicer Event of Termination that has not been cured or waived;

          (iii) the resignation or termination of the Master Servicer or the Trustee;

          (iv) the final payment to Holders of the Certificates of any Class;

          (v) any change in the location of any Account; and

          (vi) if the Trustee is acting as a successor Master Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

     (b) In addition, the Trustee shall promptly furnish to the Rating Agency copies of each Statement to Certificateholders described in Section 4.04 hereof; and

          (i) the Master Servicer shall promptly furnish to the Rating Agency copies of the following:

              (A) each annual statement as to compliance described in Section
          3.20 hereof;

              (B) each annual independent public accountants' servicing report described in Section 3.21 hereof; and

              (C) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Master Servicer has not made an Advance.

    SECTION 12.09.    Further Assurances.
                      ------------------

     Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

    SECTION 12.10.    Benefits of Agreement.
                      ---------------------

     Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

    SECTION 12.11.    Acts of Certificateholders.
                      --------------------------

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 12.11.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

     IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, Loss Mitigation Advisor, the Trustee and the Delaware Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      GREENWICH CAPITAL ACCEPTANCE, INC.,
                                           as Depositor

                                      By:  /s/ Prue Larroca
                                           ----------------------------
                                           Name: Prue Larocca
                                           Title:  Senior Vice President

                                      THORNBURG MORTGAGE HOME LOANS,
                                           INC., as Seller

                                      By:  /s/ Deborah J. Burns
                                           ----------------------------
                                           Name: Deborah Burns
                                           Title:   Vice President

                                      WASHINGTON MUTUAL MORTGAGE
                                           SECURITIES CORP., as Master Servicer

                                      By:  /s/ Michael A. Aaknes
                                           ----------------------------
                                           Name: Michael A. Aaknes
                                           Title:   Vice President

                                      THE MURRAYHILL COMPANY, as Loss
                                           Mitigation Advisor

                                      By:  /s/ Ann F. Gibbons
                                           ----------------------------
                                           Name: Ann F. Gibbons
                                           Title:   Chief Operating Officer

                                           BANKERS TRUST (Delaware),
                                                as Delaware Trustee


                                      By:   /s/ Elizabeth B. Ferry
                                            ----------------------------
                                            Name: Elizabeth B. Ferry
                                            Title:  Assistant Vice President

                                           BANKERS TRUST COMPANY OF d
                                                CALIFORNIA, N.A., as Trustee and
                                                Custodian

                                      By:  /s/ Ronaldo Reyes
                                           ----------------------------
                                           Name: Ronaldo Reyes
                                           Title:   Associate

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


     On the 1st day of November 2001, before me, a notary public in and for said State, personally appeared ______________________ known to me to be a _________________ of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

         Notary Public               ___________________

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


     On the 1st day of November 2001, before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of Thornburg Mortgage Home Loans, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

         Notary Public               ____________________

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


     On the 1st day of November 2001, before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of Washington Mutual Mortgage Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

         Notary Public               _____________________

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


     On the 1st day of November 2001, before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of The Murrayhill Company, a Colorado corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

         Notary Public               ______________________

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


     On the 1st day of November 2001, before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of Bankers Trust Company of California, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

         Notary Public               ______________________

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


     On the 1st day of November 2001, before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of Bankers Trust (Delaware), and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                            ___________________
                                                              Notary Public

                                    EXHIBIT A

                           FORM OF SENIOR CERTIFICATE

                               CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                             :        [           ]

Cut-Off Date                                :        October 1, 2001

First Distribution Date                     :        November 26, 2001

Initial Certificate Principal
Balance of this Certificate

("Denomination")                            :        $[           ]

Original Class Certificate
Principal Balance of this

Class                                       :        $[           ]

Percentage Interest                         :        [           ]%

Pass-Through Rate                           :        Fixed Initial

CUSIP                                       :        [           ]

Class                                       :        A

Assumed Final Distribution Date             :        October 25, 2041

                  Thornburg Mortgage Securities Trust 2001-1,

                   Mortgage Loan Pass-Through Certificates,

                                 Series 2001-1

                                    Class A

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of hybrid and adjustable rate, first lien mortgage loans (the "Mortgage Loans") purchased from others by

               GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2001 (the "Agreement") among the Depositor, Thornburg Mortgage Home Loans, Inc. ("TMHL"), as seller (the "Seller"), Washington Mutual Mortgage Securities Corp., as master servicer, The Murrayhill Company, as loss mitigation advisor, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  November ___, 2001

                              THORNBURG MORTGAGE SECURITIES TRUST 2001-1

                              By: BANKERS TRUST COMPANY OF CALIFORNIA, N.A., not in its individual capacity, but solely as Trustee



                              By    _________________________________________

This is one of the Certificates
referenced in the within-mentioned Agreement



By ________________________________________
         Authorized Signatory of
         Bankers Trust Company of California, N.A., as Trustee

                                  EXHIBIT B-1

                         FORM OF CLASS A-R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINE IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE-95-60, OR (3) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                             :        1

Cut-Off Date                                :        October 1, 2001

First Distribution Date                     :        November  26, 2001

Initial Certificate Principal

Balance of this Certificate                 :        $100

Original Class Certificate                  :
Principal Balance of this                   :
Class                                       :        $100


                                    B-1-1

Percentage Interest                         :        100%

Pass-Through Rate                           :       Variable

CUSIP                                       :        [            ]

Class                                       :        A-R

Assumed Final Distribution Date             :       October 25, 2041


                                    B-1-2

                  Thornburg Mortgage Securities Trust 2001-1

                   Mortgage Loan Pass-Through Certificates,

                                 Series 2001-1

                                   Class A-R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of hybrid and adjustable rate, first lien mortgage loans (the "Mortgage Loans") purchased from others by

               GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.


     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2001 (the "Agreement") among the Depositor, Thornburg Mortgage Home Loans, Inc. ("THML"), as seller (the "Seller"), Washington Mutual Mortgage Securities Corp., as master servicer, The Murrayhill Company, as loss mitigation advisor, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee.

     No transfer of this Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to the Trustee and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance


                                    B-1-3
with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

     Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement,
(iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class A-R Certificate in violation of the restrictions mentioned above.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.


                                    B-1-4

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  November ___, 2001

                              THORNBURG MORTGAGE SECURITIES TRUST 2001-1

                              By: BANKERS TRUST COMPANY OF CALIFORNIA, N.A., not in its individual capacity, but solely as Trustee



                              By ____________________________________________

This is the A-R Certificate
referenced in the within-mentioned Agreement



By ________________________________________
         Authorized Signatory of
         Bankers Trust Company of California, N.A., as Trustee

                                    B-1-5

                                  EXHIBIT B-2

                        FORM OF CLASS LTA-R CERTIFICATE

THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE, HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL.

NEITHER THIS CERTIFICATE NOR ANY INTEREST IN THIS CERTIFICATE MAY BE OWNED BY A NON-U.S. PERSON.

THIS CERTIFICATE IS DOES NOT ACCRUE INTEREST AND IS NOT ENTITLED TO ANY DISTRIBUTIONS OF INTEREST.

THIS CERTIFICATE IS ENTITLED SOLELY TO DISTRIBUTIONS OF RESIDUAL FUNDS, AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                             :        1

Cut-Off Date                                :        October 1, 2001

First Distribution Date                     :        November 26, 2001

Percentage Interest                         :        100%

Class                                       :        LTA-R

Assumed Final Distribution Date             :        October 25, 2041


                                    B-2-1

                  Thornburg Mortgage Securities Trust 2001-1
                   Mortgage Loan Pass-Through Certificates,
                                 Series 2001-1
                                  Class LTA-R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of hybrid and adjustable rate, first lien mortgage loans (the "Mortgage Loans") purchased from others by

               GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.


     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that THORNBURG MORTGAGE, INC. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2001 (the "Agreement") among the Depositor, Thornburg Mortgage Home Loans, Inc. ("TMHL"), as seller (the "Seller"), Washington Mutual Mortgage Securities Corp., as master servicer (the "Master Servicer"), The Murrayhill Company, as loss mitigation advisor, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee.

     No transfer of this Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to the Trustee and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Trustee, or (ii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.


                                    B-2-2

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class A-R Certificate in violation of the restrictions mentioned above.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                    B-2-3

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  November ___, 2001

                              THORNBURG MORTGAGE SECURITIES TRUST 2001-1

                              By: BANKERS TRUST COMPANY OF CALIFORNIA, N.A., not in its individual capacity, but solely as Trustee



                              By __________________________________________

This is the LTA-R Certificate
referenced in the within-mentioned Agreement



By ________________________________________
         Authorized Signatory of
         Bankers Trust Company of California, N.A., as Trustee







                                    B-2-4

                                   EXHIBIT C

                        FORM OF SUBORDINATE CERTIFICATE

                            CLASS B-[ ] CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] [APPLICABLE TO CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES ONLY; DELETE FOR CLASS B-4, CLASS B-5 AND CLASS B-6 CERTIFICATES]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (A) UNLESS SUCH TRANSFER IS MADE IN RELIANCE UPON RULE 144A OF THE SECURITIES ACT OF 1933, AS AMENDED (AS EVIDENCED BY THE INVESTMENT LETTER DELIVERED TO THE TRUSTEE, IN SUBSTANTIALLY THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT AND, IF SO REQUIRED BY THE TRUSTEE AND THE DEPOSITOR, A WRITTEN OPINION OF COUNSEL (WHICH MAY BE IN-HOUSE COUNSEL) ACCEPTABLE TO AND IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, THAT SUCH TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION, DESCRIBING THE APPLICABLE EXEMPTION AND THE BASIS THEREFOR, FROM THE 1933 ACT OR IS BEING MADE PURSUANT TO THE 1933 ACT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE OR THE DEPOSITOR) OR (B) THE TRANSFEROR SHALL HAVE EXECUTED A TRANSFEROR CERTIFICATE (IN SUBSTANTIALLY THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT) AND THE TRANSFEREE SHALL HAVE EXECUTED AN INVESTMENT LETTER (IN SUBSTANTIALLY THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT) ACCEPTABLE TO AND IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE DEPOSITOR AND THE TRUSTEE CERTIFYING TO THE DEPOSITOR AND THE TRUSTEE THE FACTS SURROUNDING SUCH TRANSFER, WHICH INVESTMENT LETTER SHALL NOT BE AN EXPENSE OF THE TRUSTEE OR THE DEPOSITOR.] [APPLICABLE TO CLASS B-4, CLASS B-5 AND CLASS B-6 CERTIFICATES ONLY; DELETE FOR CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES]

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.] [APPLICABLE TO CLASS B-3, CLASS B-4, CLASS B-5 AND CLASS B-6 CERTIFICATES ONLY; DELETE FOR CLASS B-1 AND CLASS B-2 CERTIFICATES]

THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.                             :        [             ]

Cut-Off Date                                :        October 1, 2001

First Distribution Date                     :        November 25, 2001

Initial Certificate Principal
Balance of this Certificate

("Denomination")                            :        $[            ]

Original Class Certificate
Principal Balance of this

Class                                       :        $[            ]

Percentage Interest                         :        [            ]%

Pass-Through Rate                           :        Fixed Initial

CUSIP                                       :        [            ]

Class                                       :        [            ]

Assumed Final Distribution Date             :        October 25, 2041

                  Thornburg Mortgage Securities Trust 2001-1,
                   Mortgage Loan Pass-Through Certificates,
                                Series 2001-1
                                 Class B-[ ]

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of hybrid and adjustable rate, first lien mortgage loans (the "Mortgage Loans") purchased from others by

               GREENWICH CAPITAL ACCEPTANCE INC., as Depositor.

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

     This certifies that [CEDE & CO.] [APPLICABLE TO CLASS B-1, B-2 AND B-3 CERTIFICATES ONLY] [_________________________] [APPLICABLE TO CLASS B-4, B-5 AND B-6 CERTIFICATES ONLY]is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2001 (the "Agreement") among the Depositor, Thornburg Mortgage Home Loans, Inc. ("THML"), as seller (the "Seller"), Washington Mutual Mortgage Securities Corp., as master servicer, The Murrayhill Company, as loss mitigation advisor, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     [No transfer of this Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached to the Pooling and Servicing Agreement, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and the transferee to execute an investment letter (in substantially the form attached to the Pooling and

Servicing Agreement) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor.] [APPLICABLE TO CLASS B-4, CLASS B-5 AND CLASS B-6 CERTIFICATES ONLY; DELETE FOR CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES]

     [No transfer of this Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to the Trustee and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986 (the "Code"), nor a person acting on behalf of or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.] [APPLICABLE TO CLASS B-3, CLASS B-4, CLASS B-5 AND CLASS B-6 CERTIFICATES ONLY; DELETE FOR CLASS B-1 AND CLASS B-2]

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  November ___, 2001

                               THORNBURG MORTGAGE SECURITIES TRUST 2001-1

                               By: BANKERS TRUST COMPANY OF CALIFORNIA, N.A., not in its individual capacity, but solely as Trustee



                               By _________________________________________

This is one of the Certificates
referenced in the within-mentioned Agreement



By ________________________________________
         Authorized Signatory of
         Bankers Trust Company of California, N.A., as Trustee

                                   EXHIBIT D

                          FORM OF CLASS X CERTIFICATE

                               CLASS X CERTIFICATE

THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE, HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL.

NEITHER THIS CERTIFICATE NOR ANY INTEREST IN THIS CERTIFICATE MAY BE OWNED BY A NON-U.S. PERSON.

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.]

Certificate No.                             :        [            ]

Cut-Off Date                                :        October 1, 2001

First Distribution Date                     :       November 25, 2001

Percentage Interest                         :        [            ]%

Pass-Through Rate                           :       Variable

CUSIP                                       :        [            ]

Class                                       :        X

Assumed Final Distribution Date             :       October 25, 2041

                  Thornburg Mortgage Securities Trust 2001-1,
                   Mortgage Loan Pass-Through Certificates,
                                 Series 2001-1
                                   Class X

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of hybrid and adjustable rate, first lien mortgage loans (the "Mortgage Loans") purchased from others by

               GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

     Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2001 (the "Agreement") among the Depositor, Thornburg Mortgage Home Loans, Inc. ("TMHL"), as seller (the "Seller"), Washington Mutual Mortgage Securities Corp., as master servicer, The Murrayhill Company, as loss mitigation advisor, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  November ___, 2001

                               THORNBURG MORTGAGE SECURITIES TRUST 2001-1

                               By:    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                     not in its individual capacity,
                                     but solely as Trustee



                               By ________________________________________

This is one of the Certificates
referenced in the within-mentioned Agreement



By ________________________________________
         Authorized Signatory of
         Bankers Trust Company of California, N.A., as Trustee

                                   EXHIBIT E

                      FORM OF REVERSE OF THE CERTIFICATES

                  THORNBURG MORTGAGE SECURITIES TRUST 2001-1
            Mortgage Loan Pass-Through Certificates, Series 2001-1
                              Reverse Certificate

     This Certificate is one of a duly authorized issue of Certificates designated as Thornburg Mortgage Securities Trust 2001-1, Mortgage Loan Pass-Through Certificates, Series 2001-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the first Business Day after the Servicer Remittance Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made, (i) in the case of a Physical Certificate, by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder, by wire transfer as set forth in the Agreement and (ii) in the case of a Book-Entry Certificate, to the Depository, which shall credit the amounts of such distributions to the accounts of its Depository Participants in accordance with its normal procedures. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, by the Depositor, the Seller the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The

Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     [Subject to the terms of the Agreement, each Class of Book-Entry Certificates will be registered as being held by the Depository or its nominee and beneficial interests will be held by Certificate Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $25,000 (or $1,000,000 in notional balance in the case of the Class X Certificates) and integral multiples of $1 in excess thereof.] [APPLICABLE TO BOOK-ENTRY CERTIFICATES ONLY; DELETE FOR PHYSICAL CERTIFICATES.]

     [The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.] [APPLICABLE TO PHYSICAL CERTIFICATES ONLY; DELETE FOR PHYSICAL CERTIFICATES.]

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance, Thornburg Mortgage Home Loans, Inc., in its capacity as a Servicer (hereinafter "TMHL"), may purchase, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the outstanding Stated Principal Balances of the Mortgage Loans (other than in respect of REO Properties), (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property and (iii) in all cases, the Termination Price. In the event that TMHL fails to exercise its purchase right as described above, on any Distribution Date following date on which the aggregate of the Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-Off Date Aggregate

Principal Balance, the Master Servicer shall have the option to purchase the assets of the Trust Fund at the Termination Price. In the event that neither TMHL nor the Master Purchaser exercises its right of optional termination, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan and (iii) the Latest Possible Maturity Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


         ASSIGNMENT

                       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

     ----------------------------------------------------------------------------------------------------
                      (Please print or typewrite name and address including postal zip code of assignee)

     the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

     ----------------------------------------------------------------------------------------------------

Dated: _____________

                                           _____________________________________
                                           Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________________________________________for the
account of_______________________________________________________________,
account number ____________________, or, if mailed by check, to _______________
________________________________________________ Applicable statements should be mailed to ___________________________________________


         This information is provided by
_____________________________________________, the assignee named above, or
_____________________________________________________, as its agent.

                                 EXHIBIT F

                                   [Reserved]

                                        EXHIBIT G-1

                         FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                                                         [date]




Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Thornburg Mortgage Home Loans, Inc.
119 East Marcy Street
Santa Fe, New Mexico 87501

Washington Mutual Mortgage Securities Corp.
1201 Third Avenue, WMT 170
Seattle, Washington 98101
Attention: WMMSC/Thornburg 2001-1


     Re: Pooling and Servicing Agreement among Greenwich Capital Acceptance, Inc., as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Washington Mutual Mortgage Securities Corp., as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor, Bankers Trust (Delaware), as Co-Trustee and Bankers Trust Company of California, N.A., as Trustee, Thornburg Mortgage Loan Pass-Through Certificates, Series 2001-1

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule) it has received:

     (i)    all documents required to be delivered to the Trustee pursuant to
            Section 2.01 of the Pooling and Servicing Agreement are in its possession;

     (ii) such documents have been reviewed by the Trustee and have not been mutilated, damaged or torn and relate to such Mortgage Loan; and

     (iii) based on the Trustee's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (iii), (xiii), (xiv) and (xviii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.


                                    G-1-1

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                               BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

                               By:__________________________________

                               Name:________________________________

                               Title:_______________________________


                                    G-1-2

                                   EXHIBIT G-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                         FINAL CERTIFICATION OF TRUSTEE

                                                                         [date]


Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Thornburg Mortgage Home Loans, Inc.
119 East Marcy Street
Santa Fe, New Mexico 87501

Washington Mutual Mortgage Securities Corp.
1201 Third Avenue, WMT 170
Seattle, Washington 98101
Attention: WMMSC/Thornburg 2001-1


     Re: Pooling and Servicing Agreement among Greenwich Capital Acceptance, Inc., as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Washington Mutual Mortgage Securities Corp., as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor, Bankers Trust (Delaware), as Co-Trustee and Bankers Trust Company of California, N.A., as Trustee, Thornburg Mortgage Loan Pass-Through Certificates, Series 2001-1

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

     (i) The original Mortgage Note, endorsed either on its face or by allonge attached thereto in the following form: "Pay to the order of Bankers Trust Company of California, N.A., as Trustee under the Pooling and Servicing Agreement, dated as of October 1, 2001, Thornburg Mortgage Securities Trust 2001-1, Mortgage Loan Pass-Through Certificates, Series 2001-1, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note;

     (ii) except as provided below, the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was


                                    G-2-1
          executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

     (iii)an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned to "Bankers Trust Company of California, N.A., as Trustee;

     (iv) an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments;

     (v)  the original or a certified copy of lender's title insurance policy;
          and

     (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

         Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii),
(xiii), (xiv) and (xviii) of the definition of the "Mortgage Loan Schedule" in
Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

                                      By:_______________________________

                                      Name:_____________________________

                                      Title:____________________________



                                    G-2-2

                                   EXHIBIT G-3

                        FORM OF RECEIPT OF MORTGAGE NOTE

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830


                             Re: Thornburg Mortgage Securities Trust 2001-1, Mortgage Loan Pass-Through Certificates, Series 2001-1
Ladies and Gentlemen:


     Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of October 1, 2001, among Greenwich Capital Acceptance, Inc., as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Washington Mutual Mortgage Securities Corp., as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor, Bankers Trust (Delaware), as Co-Trustee and Bankers Trust Company of California, N.A., as Trustee, we hereby acknowledge the receipt of the original Mortgage Note with respect to each Mortgage Loan listed on
Exhibit 1, with any exceptions thereto listed on Exhibit 2.



                                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

                                   By:
                                      ---------------------------------------

                                   Name:
                                   Title:



Dated:  October [  ], 2001

                                    G-3-1

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

     Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says:
Deponent is ______________________ of Thornburg Mortgage Home Loans, Inc. (the "Seller") and who has personal knowledge of the facts set out in this affidavit.

     On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

     That said note has been misplaced or lost through causes unknown and is currently lost and unavailable after diligent search has been made. The Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and such Seller is still owner and holder in due course of said lost note.

     The Seller executes this Affidavit for the purpose of inducing Bankers Trust Company of California, N.A., as trustee on behalf of Thornburg Mortgage Securities Trust 2001-1, Mortgage Loan Pass-Through Certificates, Series 2001-1, to accept the transfer of the above described loan from the Seller.

     The Seller agrees to indemnify Bankers Trust Company of California, N.A. and Greenwich Capital Acceptance, Inc. and hold them harmless for any losses incurred by such parties resulting from the fact that the above described Note has been lost or misplaced.


By:  __________________________________

STATE OF                                      )
                                              )   Ss:
COUNTY OF                                     )


On this ____ day of _______ 2001, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this ____ day of _______ 2001.


My commission expires _______________.

                                  EXHIBIT I-1

                         FORM OF ERISA REPRESENTATION

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Bankers Trust Company of California, N.A.
1761 E. St. Andrew Place
Santa Ana, California 92705


                Re: Thornburg Mortgage Securities Trust 2001-1,
                Mortgage Loan Pass-Through Certificates, Series
                2001-1, Class A-R

Ladies and Gentlemen:


          1. The undersigned is the ______________________ of
_________________ (the "Transferee"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

          2. The Transferee either (x) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan or using the assets of any such plan; or (y) shall deliver to the Trustee and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

          3. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of October 1, 2001 (the "Agreement") among Greenwich Capital Acceptance, Inc., as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Washington Mutual Mortgage Securities Corp., as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor, Bankers Trust (Delaware), as Co-Trustee and Bankers Trust Company of California, N.A., as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.


                                    I-1-1

          IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                  _________________________________
                                  [Transferee]

                                  By:______________________________
                                     Name:
                                     Title:

                                    I-1-2

                                  EXHIBIT I-2

                         FORM OF ERISA REPRESENTATION

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Bankers Trust Company of California, N.A.
1761 E. St. Andrew Place
Santa Ana, California 92705


                 Re: Thornburg Mortgage Securities Trust 2001-1,
                 Mortgage Loan Pass-Through Certificates,
                 Series 2001-1, [Class B-4], [B-5], [B-6]

Ladies and Gentlemen:


          1. The undersigned is the ______________________ of
_________________ (the "Transferee"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

          2. The Transferee either (x)(1) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan or using the assets of any such plan or (2) if the Transferee is an insurance company, such Transferee is purchasing such Certificates with funds contained in an "Insurance Company General Account" (as such term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60; or (y) shall deliver to the Trustee and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

          3. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of October 1, 2001 (the "Agreement") among Greenwich Capital Acceptance, Inc., as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Washington Mutual Mortgage Securities Corp., as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor, Bankers Trust (Delaware), as Co-Trustee and Bankers Trust Company


                                    I-2-1
of California, N.A., as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.


                                    I-2-2

       IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                  _________________________________
                                  [Transferee]

                                  By:______________________________
                                     Name:
                                     Title:


                                    I-2-3

                                  EXHIBIT J-1

                   FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                                         [date]


Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Bankers Trust Company of California, N.A.
1761 E. St. Andrew Place
Santa Ana, California 92705


                           Re: Thornburg Mortgage Securities Trust 2001-1, Mortgage Loan Pass-Through Certificates, Series 2001-1

Ladies and Gentlemen:

     In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor", as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made


                                    J-1-1
pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                                  Very truly yours,

                                                  [NAME OF TRANSFEREE]


                                                  By:
                                                      -------------------------
                                                      Authorized Officer






                                     J-1-2

                                  EXHIBIT J-2

                      FORM OF RULE 144A INVESTMENT LETTER

                                                                          [date]


Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Bankers Trust Company of California, N.A.
1761 E. St. Andrew Place
Santa Ana, California 92705


                           Re: Thornburg Mortgage Securities Trust 2001-1, Mortgage Loan Pass-Through Certificates, Series 2001-1

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified


                                    J-2-1
institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                        Very truly yours,

                                        [NAME OF TRANSFEREE]


                                        By:
                                            ---------------------------

                                                Authorized Officer


                                    J-2-2

                                                           ANNEX 1 TO EXHIBIT J

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]


          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned
and/or invested on a discretionary basis $     (1) in securities (except for the
excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ Broker-dealer. The Buyer is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934.

--------------------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                      J-2-3

          ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ___ Small Business Investment Company. Buyer is a small business investment companylicensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information


                                    J-2-4
and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                                     Print Name of Buyer

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            Date:
                                                 -------------------------------


                                    J-2-5

                                                            ANNEX 2 TO EXHIBIT J

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That are Registered Investment Companies]


     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ___ The Buyer owned $   in securities (other than the excluded
                  securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  ___ The Buyer is part of a Family of Investment Companies
                  which owned in the aggregate $   in securities (other than the
                  excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.


                                    J-2-6

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                                  Print Name of Buyer or Adviser

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                  IF AN ADVISER:




                                                            Print Name of Buyer

                                                 Date:
                                                      --------------------------



                                    J-2-7

                                   EXHIBIT K

                        FORM OF TRANSFEROR CERTIFICATE

                                                                         [date]


Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Bankers Trust Company of California, N.A.
1761 E. St. Andrews Place
Santa Ana, California 92705


                           Re: Thornburg Mortgage Securities Trust 2001-1, Mortgage Loan Pass-Through Certificates, Series 2001-1

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (b) to the extent we are disposing of a Class A-R Certificate or Class LTA-R, we have no knowledge the Transferee is not a Permitted Transferee and (c) no purpose of the proposed disposition of a Class LTA-R Certificate is to impede the assessment or collection of tax.

                                                     Very truly yours,


                                                     [____________________]


                                                     By:  ______________________

                                   EXHIBIT L

                AFFIDAVIT OF TRANSFER OF CLASS A-R CERTIFICATE
                           PURSUANT TO SECTION 5.02(D)

                  THORNBURG MORTGAGE SECURITIES TRUST 2001-1,
            MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2001-1


STATE OF         )
                 )   Ss:
COUNTY OF        )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of_______________ , the proposed Transferee of a 100% Ownership Interest in the Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), dated as of October 1, 2001, relating to the above-referenced Certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Thornburg Mortgage Home Loans, Inc., as Seller, Washington Mutual Mortgage Securities Corp., as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor, Bankers Trust (Delaware), as Co-Trustee and Bankers Trust Company of California, N.A., as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest for its own account.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

     7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

     8.   The Transferee's taxpayer identification number is .

     9.   The Transferee is a U.S. Person as defined in Code Section
          7701(a)(30).

     10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     11. The Transferee either (x) is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is the Transferee acting on behalf of or investing plan assets of such a plan, or (y) if the Transferee is an insurance company, such Transferee is purchasing such Certificates with funds contained in an "Insurance Company General Account" (as such term is defined in Section V(e) of PTCE 95-60) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .

                                                     [NAME OF TRANSFEREE]


                                                     By:
                                                        ------------------------

                                                     Name:
                                                     Title:

[Corporate Seal]

ATTEST:


[Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this       day of          , 20  .
                                    -----        ---------    --





                                                           --------------------
                                                              NOTARY PUBLIC


                                                              My Commission
                                                              expires the day of
                                                              , 20 .

                                                          EXHIBIT 1 to EXHIBIT L


                              Certain Definitions

"Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of:

          (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing,

          (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code,

          (3) any organization described in Section 1381(a)(2)(C) of the Code,

          (4) an "electing large partnership" within the meaning of Section 775 of the Code or

          (5) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in the Class A-R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class A-R Certificate to such Person.

A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

"Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

"Permitted Transferee": Any Transferee of the Class A-R Certificate (other than a Disqualified Organization or a non-U.S. Person) that is an "Eligible Corporation," as such term is defined in Section 860L(a)(2) of the Code, and has assets with a fair market value of at least $100 million (excluding from consideration obligations of related persons and any asset if a principal purpose for acquiring such asset was to permit the Purchaser to meet this $100 million asset test) or is a "United States person" (as defined in the Internal Revenue Code of 1986) and that, if for Federal income tax purposes it is treated as a division or partnership, all of its members are United States persons, and, if any member is a partnership or division for U.S. tax purposes, that this representation applies to all such members.

"Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Transfer": Any direct or indirect transfer or sale of any Ownership Interest in the Class A-R Certificate.

"Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                          EXHIBIT 2 to EXHIBIT L


                   Sections 5.02(d) and (e) of the Agreement

     (d) No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J under the 1933 Act and, if so required by the Trustee and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor is delivered to the Trustee and Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor) or (ii) the Trustee shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an ERISA-Restricted Certificate that is also a Physical Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor (such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto), to the effect that such transferee is not an employee benefit plan subject to
Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) except in the case of a Class LTA-R Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase and holding of such ERISA-Restricted Certificate that is also a Physical Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate that is also a Physical Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     In the case of an ERISA-Restricted Certificate that is also a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Trustee by the transferee's acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

     To the extent permitted under applicable law (including, but not limited to, ERISA), neither the Trustee nor the Certificate Registrar shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee or the Certificate Registrar in accordance with the foregoing requirements. In addition, neither the Trustee nor the Certificate Registrar shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

     (e) Each Person who has or who acquires any Ownership Interest in the Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in the Class A-R Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter transferred, and the Trustee shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (b) above, the Trustee shall have been furnished with an affidavit ("TRANSFER AFFIDAVIT") of the initial owner of the Class A-R Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           A. a Transferor Certificate in the form of Exhibit K
                  hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring an Ownership Interest in such Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           B. a covenant of the proposed transferee to the
                 effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to such Residual Certificate.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. Neither the Trustee nor the Certificate Registrar shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on a Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the last Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.



The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee and the Servicer, in form and substance satisfactory to the Trustee, (i) written notification from the Rating Agencies that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause either REMIC hereunder to fail to qualify as a REMIC.

                                  SCHEDULE I

                            MORTGAGE LOAN SCHEDULE